                                                                     Exhibit 4.2
================================================================================

                             AMERIGAS PARTNERS, L.P.

                             AP EAGLE FINANCE CORP.

                               ------------------

                                  $200,000,000

                              SERIES A AND SERIES B

                          8-7/8% SENIOR NOTES DUE 2011


                               ------------------



                                    INDENTURE

                              Dated August 21, 2001

                               ------------------


                            FIRST UNION NATIONAL BANK

                                     TRUSTEE

--------------------------------------------------------------------------------

                              CROSS-REFERENCE TABLE

 Trust Indenture Act Section                                   Indenture Section
 ---------------------------                                   -----------------
 310(a)(1)................................................          7.10
 (a)(2)...................................................          7.10
 (a)(3)...................................................          N.A.
 (a)(4)...................................................          N.A.
 (a)(5)...................................................          7.10
 (b)......................................................          7.8; 7.10
 (c)......................................................          N.A.
 311(a)...................................................          7.11
 (b)......................................................          7.11
 (c)......................................................          N.A.
 312(a)...................................................          2.5
 (b)......................................................          10.3
 (c)......................................................          10.3
 313(a)...................................................          7.6
 (b)(1)...................................................          N.A.
 (b)(2)...................................................          7.6
 (c)......................................................          7.6
 (d)......................................................          7.6
 314(a)...................................................          4.3; 4.4
 (b)......................................................          N.A.
 (c)(1)...................................................          10.4
 (c)(2)...................................................          10.4
 (c)(3)...................................................          N.A.
 (d)......................................................          10.4
 (e)......................................................          10.5
 (f)......................................................          N.A.
 315(a)...................................................          7.1(2)
 (b)......................................................          7.5
 (c)......................................................          7.1(1)
 (d)......................................................          7.1(3)
 (e)......................................................          6.11
 316(a)(last sentence)....................................          2.9
 (a)(1)(A)................................................          6.5
 (a)(1)(B)................................................          6.4
 (a)(2)...................................................          N.A.
 (b)......................................................          6.7
 (c)......................................................          9.4
 317(a)(1)................................................          6.8
 (a)(2)...................................................          6.9
 (b)......................................................          2.4
 318(a)...................................................          10.1
 (b)......................................................          N.A.
 (c)......................................................          10.1

-------------------------
N.A. means not applicable

This cross-reference table is not part of the Indenture.

                                TABLE OF CONTENTS

ARTICLE 1: DEFINITIONS AND INCORPORATION BY REFERENCE                                                   1
         1.1 Definitions............................................................................    1
         1.2 Other Definitions......................................................................   22
         1.3 Incorporation by Reference of Trust Indenture Act......................................   23
         1.4 Rules of Construction..................................................................   23


ARTICLE 2: THE NOTES                                                                                   24
         2.1 Form and Dating........................................................................   24
         2.2 Execution and Authentication...........................................................   24
         2.3 Registrar and Paying Agent.............................................................   25
         2.4 Paying Agent to Hold Money in Trust....................................................   25
         2.5 Holder Lists...........................................................................   26
         2.6 Transfer and Exchange..................................................................   26
         2.7 Replacement Notes......................................................................   33
         2.8 Outstanding Notes......................................................................   33
         2.9 Treasury Notes.........................................................................   34
         2.10 Temporary Notes.......................................................................   34
         2.11 Cancellation..........................................................................   35
         2.12 Defaulted Interest....................................................................   35


ARTICLE 3: REDEMPTION AND OFFERS TO PURCHASE                                                           35
         3.1 Notice to Trustee......................................................................   35
         3.2 Selection of Notes to Be Redeemed......................................................   36
         3.3 Notice of Redemption to Holders........................................................   36
         3.4 Effect of Notice of Redemption.........................................................   38
         3.5 Deposit of Redemption Price............................................................   38
         3.6 Notes Redeemed in Part.................................................................   38
         3.7 Optional Redemption....................................................................   38
         3.8 Mandatory Redemption...................................................................   39
         3.9 Special Mandatory Redemption...........................................................   39
         3.10 Offer to Purchase by Application of Excess Proceeds...................................   39


ARTICLE 4: COVENANTS                                                                                   41
         4.1 Payment of Notes.......................................................................   41
         4.2 Maintenance of Office or Agency........................................................   41
         4.3 Reports................................................................................   42
         4.4 Compliance Certificate.................................................................   42
         4.5 Taxes..................................................................................   43
         4.6 Stay, Extension and Usury Laws.........................................................   43
         4.7 Partnership and Corporate Existence....................................................   43
         4.8 Limitation on Additional Indebtedness..................................................   44

         4.9 Limitation on Restricted Payments......................................................   44
         4.10 Limitation on Liens...................................................................   46
         4.11 Limitation on Transactions with Affiliates............................................   46
         4.12 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.........   46
         4.13 Limitation on Sale and Leaseback Transactions.........................................   47
         4.14 Limitation on Finance Corp............................................................   47
         4.15 Line of Business......................................................................   48
         4.16 Asset Sales...........................................................................   48
         4.17 Change of Control.....................................................................   49
         4.18. Deposit of Proceeds with the Escrow Agent Pending Consummation of Acquisition........   50


ARTICLE 5: SUCCESSORS                                                                                  51
         5.1 Merger, Consolidation or Sale of Assets................................................   51
         5.2 Successor Person Substituted...........................................................   52


ARTICLE 6: DEFAULTS AND REMEDIES                                                                       52
         6.1 Events of Default......................................................................   52
         6.2 Acceleration...........................................................................   54
         6.3 Other Remedies.........................................................................   54
         6.4 Waiver of Past Defaults................................................................   55
         6.5 Control by Majority....................................................................   55
         6.6 Limitation on Suits....................................................................   55
         6.7 Rights of Holders to Receive Payment...................................................   55
         6.8 Collection Suit by Trustee.............................................................   56
         6.9 Trustee May File Proofs of Claim.......................................................   56
         6.10 Priorities............................................................................   56
         6.11 Undertaking for Costs.................................................................   57


ARTICLE 7: TRUSTEE                                                                                     57
         7.1 Duties of Trustee......................................................................   57
         7.2 Rights of Trustee......................................................................   58
         7.3 Definitive Rights of Trustee...........................................................   59
         7.4 Trustee's Disclaimer...................................................................   59
         7.5 Notice of Defaults.....................................................................   59
         7.6 Reports by Trustee to Holders..........................................................   59
         7.7 Compensation and Indemnity.............................................................   59
         7.8 Replacement of Trustee.................................................................   60
         7.9 Successor Trustee by Merger, etc.......................................................   61
         7.10 Eligibility; Disqualification.........................................................   61
         7.11 Preferential Collection of Claims Against Issuers.....................................   62

ARTICLE 8: LEGAL DEFEASANCE AND COVENANT DEFEASANCE                                                     62
         8.1 Option to Effect Legal Defeasance or Covenant Defeasance...............................    62
         8.2 Legal Defeasance and Discharge.........................................................    62
         8.3 Covenant Defeasance....................................................................    62
         8.4 Conditions to Legal Defeasance or Covenant Defeasance..................................    63
         8.5 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                  Provisions........................................................................    64
         8.6 Repayment to Issuers...................................................................    65
         8.7 Reinstatement..........................................................................    65
         8.8 Discharge of Liability on Securities; Defeasance.......................................    65

ARTICLE 9: AMENDMENTS                                                                                   66
         9.1 Without Consent of Holders.............................................................    66
         9.2 With Consent of Holders................................................................    66
         9.3 Compliance with Trust Indenture Act....................................................    68
         9.4 Relocation and Effect of Consents......................................................    68
         9.5 Notation on or Exchange of Notes.......................................................    68
         9.6 Trustee to Sign Amendments, etc........................................................    69


ARTICLE 10: MISCELLANEOUS                                                                               69
         10.1 Trust Indenture Act Controls..........................................................    69
         10.2 Notices...............................................................................    69
         10.3 Communication by Holders with Other Holders...........................................    70
         10.4 Certificate and Opinion as to Conditions Precedent....................................    70
         10.5 Statements Required in Certificate or Opinion.........................................    71
         10.6 Form of Documents Delivered to Trustee................................................    71
         10.7 Rules by Trustee and Agents...........................................................    72
         10.8 Legal Holidays........................................................................    72
         10.9 No Recourse Against Others............................................................    72
         10.10 Duplicate Originals..................................................................    73
         10.11 Governing Law........................................................................    73
         10.12 No Adverse Interpretation of Other Agreements........................................    73
         10.13 Successors...........................................................................    73
         10.14 Benefits of Indenture................................................................    73
         10.15 Severability.........................................................................    73
         10.16 Counterpart Originals................................................................    74
         10.17 Table of Contents, Headings, etc.....................................................    74

SIGNATURES

EXHIBIT A  FORM OF NOTE                                                                               A-1
EXHIBIT B  CERTIFICATE OF TRANSFEROR                                                                  B-1
EXHIBIT C  CERTIFICATE OF ACCREDITED INSTITUTION                                                      C-1
EXHIBIT D  CERTIFICATE OF REGULATION S TRANSFEROR                                                     D-1

         INDENTURE, dated August 21, 2001, among AmeriGas Partners, L.P., a Delaware limited partnership (the "Partnership"), AP Eagle Finance Corp., a Delaware corporation ("Finance Corp." and, together with the Partnership, the "Issuers"), and First Union National Bank, as trustee ("Trustee").

         The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8-7/8% Series A Senior Notes due 2011 (the "Series A Notes") of the Issuers, as joint and several obligors, the 8-7/8% Series B Senior Notes due 2011 of the Issuers, as joint and several obligors (the "Series B Notes") and any Additional Notes issued in compliance with Section 4.8 and the other terms hereof (the Additional Notes, Series A Notes and Series B Notes are together referred to as the "Notes").

              ARTICLE 1: DEFINITIONS AND INCORPORATION BY REFERENCE

1.1 Definitions.

         "10% Notes" means the 10% senior notes due April 15, 2006 that are outstanding on the Issue Date, and any 10% senior notes due April 15, 2006 that are issued in exchange for such notes.

         10-1/8% Notes" means the 10-1/8% series B senior notes due 2007 that are outstanding on the Issue Date.

         "10-1/8% Notes Issue Date" means April 19, 1995.

         "Acquired Indebtedness" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

         "Acquisition" means the acquisition by the Partnership and certain of its Affiliates of the propane distribution businesses of Columbia Energy Group.

         "Acquisition Agreement" means the purchase agreement among the Partnership, AmeriGas Propane, L.P., AmeriGas Propane, Inc. and Columbia Energy Group, Columbia Propane Corporation, Columbia Propane, L.P. and CP Holdings, Inc. dated as of January 30, 2001, and as amended and restated on August 7, 2001, which sets forth the terms of the Acquisition.

         "Acquisition Facility" means the loan facility of the Operating Partnership provided for in the Credit Agreement for the purpose of financing acquisitions.

         "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, "control" shall mean the power to direct management and policies, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term "Affiliate" shall not include any Wholly-Owned Restricted Subsidiary.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Asset Acquisition" means (a) an Investment by the Partnership or any Restricted Subsidiary of the Partnership in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Partnership, or shall be merged with or into the Partnership or any Restricted Subsidiary of the Partnership, (b) the acquisition by the Partnership or any Restricted Subsidiary of the Partnership of the assets of any Person (other than a Restricted Subsidiary of the Partnership) which constitute all or substantially all of the assets of such Person or (c) the acquisition by the Partnership or any Restricted Subsidiary of the Partnership of any division or line of business of any Person (other than a Restricted Subsidiary of the Partnership).

         "Attributable Debt" means, with respect to any Sale and Leaseback Transaction not involving a Capital Lease, as of any date of determination, the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the term (including extensions which are at the sole option of the lessor) of the lease included in such transaction (in the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental obligation shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

         "Available Cash," as to any quarter, means: (a) the sum of (i) all cash of the Partnership, the Operating Partnership and any Subsidiaries thereof, treated as a single consolidated entity (together the "Partnership Group"), on hand at the end of such quarter, and (ii) all additional cash of the Partnership Group on hand on the date of determination of Available Cash with respect to such quarter resulting from borrowings subsequent to the end of such quarter, less (b) the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures) subsequent to such quarter, (ii) provide funds for distributions under Sections 5.3(a), (b) and (c) or 5.4(a) of the Partnership Agreement in respect of any one or more of the next four quarters or (iii) comply with applicable law or any debt instrument or other agreement or obligation to which any member of the Partnership Group is a party or its assets are subject; provided, however, that Available Cash attributable to any Restricted Subsidiary of the Partnership shall be excluded to the extent dividends or distributions of such Available Cash by such Restricted Subsidiary are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation.

         "Bank Credit Facilities" means the Acquisition Facility and the Revolving Loan Facility.

         "Board of Directors" means, as applicable, the Board of Directors of the General Partner, on behalf of the Partnership (or the Partnership if the Partnership is a corporation), or of Finance Corp., or any authorized committee of the Board of Directors.

         "Business" means the business of wholesale and retail sales, distribution and storage of propane gas and related petroleum derivative products and the retail sale and distribution of propane related supplies and equipment, including home appliances.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, units representing interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, including, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers upon a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

         "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person (as lessee or guarantor or other surety) which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

         "Change of Control" means (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership or the Operating Partnership to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than Permitted Holders or any Person of which Permitted Holders beneficially own in the aggregate 51% or more of the Voting Stock, (ii) the merger or consolidation of the Partnership or the Operating Partnership with another partnership or corporation other than a Permitted Holder or any Person of which Permitted Holders beneficially own in the aggregate 51% or more of the Voting Stock, (iii) the liquidation or dissolution of the Partnership or the General Partner or (iv) the occurrence of any transaction, the result of which is that Permitted Holders beneficially own in the aggregate, directly or indirectly, less than 51% of the Voting Stock of the General Partner.

         "Common Units" means the common units representing limited partner interests of the Partnership, having the rights and obligations specified with respect to Common Units of the Partnership.

         "Consolidated Borrowing Base Amount" means an amount equal to the sum of (i) 70% of the face amount of Eligible Accounts Receivable of the Partnership and its Restricted Subsidiaries and (ii) 70% of the book value (calculated on a first in, first out basis) of the consolidated Inventory of the Partnership and its Restricted Subsidiaries, in each case as determined in accordance with GAAP. To the extent that information is not available as to the amount of Eligible Accounts Receivable or Inventory as of a specific date, the Partnership may utilize the most recent available information for purposes of calculating the Consolidated Borrowing Base Amount.

         "Consolidated Cash Flow Available for Fixed Charges" means, with respect to the Partnership and its Restricted Subsidiaries for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense and (d) Consolidated Income Tax Expense.

         "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Partnership and its Restricted Subsidiaries, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to, without duplication, (a) the incurrence or repayment of any Indebtedness (other than revolving credit borrowings) of the Partnership or any of its Restricted Subsidiaries (and, in the case of any incurrence, the application of the net proceeds thereof) during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Partnership or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period; provided, however, that (i) Consolidated Fixed Charges shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to the Consolidated Fixed Charges subsequent to the date of determination of the Consolidated Fixed Charge Coverage Ratio and (ii) Consolidated Cash Flow Available for Fixed Charges generated by an acquired business or asset shall be determined by the actual gross profit (revenues minus cost of goods sold) of such acquired business or asset during the immediately preceding four full fiscal quarters in the Reference Period minus the pro forma expenses that would have been incurred by the Partnership and its Restricted Subsidiaries in the operation of such acquired business or asset during such period, computed on the basis of personnel expenses for employees retained or to be retained by the Partnership and its Restricted Subsidiaries in the operation of the acquired business or asset and non-personnel costs and expenses incurred by the Partnership and its Restricted Subsidiaries in the operation of the Partnership's business at similarly situated facilities. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the "Consolidated Fixed Charge Coverage Ratio," (i) interest on outstanding Indebtedness (other than Indebtedness referred to in clause (ii) below) determined on a fluctuating basis as of the last day of the Four Quarter Period and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on such date; (ii) only actual interest payments associated with Indebtedness incurred in accordance with clauses (e) and (g) of the definition of Permitted Indebtedness, and all Permitted Refinancing Indebtedness thereof, during the Four Quarter Period shall be included in such calculation; and (iii) if interest on any Indebtedness actually incurred on such date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the last day of the Four Quarter Period will be deemed to have been in effect during such period.

         "Consolidated Fixed Charges" means, with respect to the Partnership and its Restricted Subsidiaries for any period, the sum of, without duplication, (a) the amounts for such period of Consolidated Interest Expense and (b) the product of (i) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Preferred Stock and Redeemable Capital Stock of the Partnership and its Restricted Subsidiaries on a consolidated basis and (ii) a fraction, the numerator which is one and the denominator of which is one minus the then applicable current combined federal, state and local statutory tax rate, expressed as a percentage.

         "Consolidated Income Tax Expense" means, with respect to the Partnership and its Restricted Subsidiaries for any period, the provision for federal, state, local and foreign income taxes of the Partnership and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means, with respect to the Partnership and its Restricted Subsidiaries for any period, without duplication, the sum of
(i) the interest expense of the Partnership and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Agreements, (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all accrued interest and (ii) the interest component of Capital Leases paid, accrued or scheduled to be paid or accrued by the Partnership and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means the net income of the Partnership and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP and as adjusted to exclude (i) net after-tax extraordinary gains or losses, (ii) net after-tax gains or losses attributable to Asset Sales, (iii) the net income or loss of any Person which is not a Restricted Subsidiary and which is accounted for by the equity method of accounting, provided that Consolidated Net Income shall include the amount of dividends or distributions actually paid to the Partnership or any Restricted Subsidiary, (iv) the net income or loss prior to the date of acquisition of any Person combined with the Partnership or any Restricted Subsidiary in a pooling of interest, (v) the net income of any Restricted Subsidiary to the extent that dividends or distributions of such net income are not at the date of determination permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or other regulation and (vi) the cumulative effect of any changes in accounting principles.

         "Consolidated Net Worth" means, with respect to the Partnership and its Restricted Subsidiaries at any date, the consolidated stockholders' equity or partners' capital of such Person less the amount of such stockholders' equity or partners' capital attributable to Redeemable Capital Stock of the Partnership and its Restricted Subsidiaries, as determined in accordance with GAAP.

         "Consolidated Non-cash Charges" means, with respect to the Partnership and its Restricted Subsidiaries for any period, the aggregate depreciation, amortization and any other non-cash charges resulting from writedowns in non-current assets, in each case, reducing Consolidated Net Income of the Partnership and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Conveyance and Contribution Agreement" means the Conveyance and Contribution Agreement, dated as of the 10-1/8% Notes Issue Date, among Petrolane, the Partnership and the Operating Partnership, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.2 hereof or such other address as to which the Trustee may give notice to the Issuers.

         "Credit Agreement" means the Credit Agreement, dated as of April 12, 1995, among the Operating Partnership, the General Partner, Petrolane and Bank of America National Trust and Savings Association, in its individual capacity and as agent, and the other banks which are or become parties from time to time thereto, evidencing the Bank Credit Facilities, as it has been and may be amended, supplemented or otherwise modified from time to time, including all exhibits and schedules thereto, and any successor or replacement facility entered into in compliance with this Indenture.

         "Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

         "Definitive Notes" means Notes that are in the form of Exhibit A attached hereto (but without including the text referred to in footnote 1 thereto).

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

         "Designation Amount" means, with respect to the designation of a Restricted Subsidiary or a newly acquired or formed Subsidiary as an Unrestricted Subsidiary, an amount equal to (x) the net book value of all assets of such Subsidiary at the time of such designation in the case of a Restricted Subsidiary and (y) the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary.

         "Disinterested Director" means, with respect to any transaction or series of transactions with Affiliates, a member of the Board of Directors of the General Partner who has no financial interest, and whose employer has no financial interest, in such transaction or series of transactions.

         "Eligible Accounts Receivable" means consolidated accounts receivable of the Partnership and its Restricted Subsidiaries that are no more than 60 days past due under their scheduled payment terms.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "Escrow Agent" means Boston Safe Deposit and Trust Company or such successor Escrow Agent as appointed pursuant to the terms of the Escrow Agreement.

         "Escrow Agreement" means the escrow agreement, dated as of the Issue Date, by and among the Issuers and the Escrow Agent, regarding the deposit of the net proceeds from the issuance of the Notes.

         "Event of Default" has the meaning set forth in Section 6.1 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Offer" means the offer by the Issuers to the Holders of all outstanding Transfer Restricted Securities to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes, in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

         "Exchange Offer Registration Statement" means the registration statement under the Securities Act relating to the Exchange Offer, including the related prospectus.

         "Finance Corp." means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

         "First Mortgage Notes" means:

         (a) the first mortgage notes, series A through C, issued pursuant to the note agreements dated as of the 10-1/8% Notes Issue Date;

         (b) the first mortgage notes, series D, issued pursuant to the note agreement dated as of March 15, 1999; and

         (c) the first mortgage notes, series E, issued pursuant to the note agreement dated as of March 15, 2000;

in each case as these note agreements may be amended, supplemented or otherwise modified from time to time, including all exhibits and schedules thereto, and as the Indebtedness evidenced thereby may be extended, renewed, refunded or refinanced from time to time.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time.

         "General Partner" means AmeriGas Propane, Inc., a Pennsylvania corporation, and any successors in the capacity of general partner of the Partnership or the Operating Partnership (including, if applicable, more than one successor in any such capacity at the same time).

         "Global Note" means a Note that is issued in global form in the name of Cede & Co. or such other name as may be requested by an authorized representative of the Depositary, and that contains the paragraph referred to in footnote 1 and the additional schedule referred to in the form of Note attached hereto as Exhibit A.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

         "Guaranty" as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness, lease, cash dividend or other obligation of another, including, without limitation, (a) any such obligation directly or indirectly guaranteed or endorsed (otherwise than for collection or deposit in the ordinary course of business) by such Person, or in respect of which such Person is otherwise directly or indirectly liable, (b) any other obligation under any contract which, in economic effect, is substantially equivalent to a guaranty, including, without limitation, any such obligation of a partnership in which such Person is a general partner or of a joint venture in which such Person is a joint venturer, or (c) any obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means as applied to any Person (without duplication):

         (a) any indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument or letter of credit (or reimbursement agreements in respect thereof) which such Person has directly or indirectly created, incurred or assumed;

         (b) any indebtedness for borrowed money and all obligations evidenced by any bond, note, debenture or other similar instrument secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness; provided that the amount of such Indebtedness, if such Person has not assumed the same or become liable therefor, shall in no event be deemed to be greater than the fair market value from time to time (as determined in good faith by such Person) of the property subject to such Lien;

         (c) any indebtedness, whether or not for borrowed money (excluding trade payables and accrued expenses arising in the ordinary course of business), with respect to which such Person has become directly or indirectly liable and which represents the deferred purchase price (or a portion thereof) or has been incurred to finance the purchase price (or a portion thereof) of any property or service or business acquired by such Person, whether by purchase, consolidation, merger or otherwise;

         (d) the principal component of any obligations under Capital Leases to the extent such obligations would, in accordance with GAAP, appear on a balance sheet of such Person;

         (e) all Attributable Debt of such Person in respect of Sale and Leaseback Transactions not involving a Capital Lease;

         (f) any indebtedness of the character referred to in clause (a), (b),
(c), (d) or (e) of this definition deemed to be extinguished under GAAP but for which such Person remains legally liable;

         (g) any indebtedness of any other Person of the character referred to in clause (a), (b), (c), (d), (e) or (f) of this definition with respect to which the Person whose Indebtedness is being determined has become liable by way of a Guaranty;

         (h) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends;

         (i) any Preferred Stock of any Subsidiary of such Person valued at the liquidation preference thereof or any mandatory redemption payment obligations in respect thereof plus, in either case, accrued dividends thereon; and

         (j) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (i) above.

         For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Initial Purchasers" means Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., as initial purchasers in the Offering.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the Partnership or any Restricted Subsidiary from fluctuations in interest rates.

         "Inventory" means goods held by a Person for sale or lease or to be furnished under contracts of service or if such Person has so furnished them, or if they are raw materials, work in process materials used or consumed in the Business or finished inventory of every type or description (including, without limitation, all liquefied petroleum gas), in each case as would be shown as inventory on a balance sheet of such Person prepared in accordance with GAAP consistently applied; and all documents of title covering such inventory, and shall specifically include all "inventory" as such term is defined in the UCC, now or hereafter owned by such Person.

         "Investment" means as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including, without limitation, any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest (it being understood that a direct or indirect purchase or other acquisition by such Person of assets of any other Person (other than stock or other securities) shall not constitute an "Investment" for purposes of this Indenture). The amount involved in Investments made during any period shall be the aggregate cost to the Partnership and its Restricted Subsidiaries of all such Investments made during such period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of such Investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investments (determined in accordance with GAAP, but without regard to any amounts received during such period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on such Investments or as loans from any Person in whom such Investments have been made).

         "Issue Date" means the date on which the Series A Notes are originally issued.

         "Issuers" means the parties named as such in this Indenture until a successor replaces either such Issuer pursuant to this Indenture and thereafter means the remaining Issuer and the successor.

         "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

         "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

         "Maturity Date" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Amount of Unrestricted Investment" means, without duplication, the sum of (x) the aggregate amount of all Investments made after the 10-1/8% Notes Issue Date pursuant to subdivision (h) of the definition of Permitted Investments (computed as provided in the last sentence of the definition of Investment) and (y) the aggregate of all Designation Amounts in connection with the designation of Unrestricted Subsidiaries less all Designation Amounts in respect of Unrestricted Subsidiaries which have been designated as Restricted Subsidiaries and otherwise reduced in a manner consistent with the provisions of the last sentence of the definition of Investment.

         "Net Proceeds" means, with respect to any Asset Sale or sale of Capital Stock, the proceeds thereof in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such deferred payment obligations are financed or sold with recourse to the Partnership or any Restricted Subsidiary of the Partnership) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and accountants and fees, expenses and discounts or commissions of underwriters, placement agents and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale,
(iii) amounts required to be paid to any Person (other than the Partnership or any Restricted Subsidiary of the Partnership) owning a beneficial interest in the assets subject to such Asset Sale, (iv) appropriate amounts to be provided by the Partnership or any Restricted Subsidiary of the Partnership, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Partnership or any Restricted Subsidiary of the Partnership, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and (v) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets sold in such Asset Sale.

         "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Notes" means the Issuers' Series A Notes, Series B Notes and Additional Notes, if any.

         "Offering" means the offering of the Series A Notes pursuant to the Offering Memorandum.

         "Offering Memorandum" means the offering circular of the Issuers, dated August 16, 2001, relating to the Offering.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person; provided, however, that any reference to an Officer with respect to the Partnership shall mean the respective Officer of the General Partner.

         "Officers' Certificate" means a certificate signed on behalf of (i) the General Partner (acting on behalf of the Partnership) by two Officers of the General Partner, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the General Partner, or (ii) Finance Corp. by two Officers of Finance Corp., one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Finance Corp., in either case that meets the requirements of Section 10.5 hereof.

         "Operating Partnership" means AmeriGas Propane, L.P., a Delaware limited partnership, and its successors.

         "Operating Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as in effect on the Issue Date, and as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.

         "Operative Agreements" means the Partnership Agreement, the Operating Partnership Agreement and the other agreements entered into between the Partnership or the Operating Partnership and any of their respective Affiliates (including the General Partner) on the 10-1/8% Notes Issue Date.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
10.5 hereof. The counsel may be an employee of or counsel to the Partnership, the General Partner, Finance Corp., UGI, any of their respective Subsidiaries or the Trustee.

         "Partnership" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

         "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Partnership, as in effect on the Issue Date, and as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms thereof.

         "Permitted Holders" mean UGI and its Subsidiaries.

         "Permitted Indebtedness" means any of the following:

         (a) Indebtedness of the Issuers evidenced by the Notes (other than Additional Notes);

         (b) Indebtedness of the Partnership and AmeriGas Eagle Finance Corp. evidenced by the 10% Notes;

         (c) Indebtedness outstanding on the 10-1/8% Notes Issue Date;

         (d) Indebtedness of the Operating Partnership evidenced by the First Mortgage Notes; provided that the aggregate principal amount (exclusive of any unamortized premium) of such Indebtedness outstanding at any time may not exceed $518 million;

         (e) Indebtedness of the Partnership or a Restricted Subsidiary incurred
(A) for the making of expenditures for the improvement or repair of (to the extent such improvements or repairs may be capitalized on the books of such Person in accordance with GAAP) or additions to (including additions by way of acquisitions of businesses and related assets) the property and assets of the Partnership and its Restricted Subsidiaries (including, without limitation, Indebtedness incurred under the Acquisition Facility) or (B) by assumption in connection with additions (including additions by way of acquisition or capital contributions of businesses and related assets) to the property and assets of the Partnership and its Restricted Subsidiaries; provided that the aggregate principal amount of such Indebtedness outstanding at any time may not exceed $75 million;

         (f) Indebtedness of the Partnership or a Restricted Subsidiary incurred for any purpose permitted under the Revolving Loan Facility; provided that the aggregate principal amount of such Indebtedness outstanding at any time may not exceed an amount equal to the greater of (i) $175 million and (ii) the Consolidated Borrowing Base Amount; and provided, further, that the outstanding balance of such Indebtedness shall not exceed 50% of such greater amount for 30 consecutive days during each fiscal year;

         (g) Indebtedness of the Partnership owing to the General Partner or an Affiliate of the General Partner that is unsecured and that is Subordinated Indebtedness; provided that the aggregate principal amount of such Indebtedness outstanding at any time may not exceed $50 million;

         (h) Indebtedness of the Partnership or a Restricted Subsidiary for the purpose of the payment of certain liabilities of Petrolane; provided that the aggregate amount of such Indebtedness outstanding at any time may not exceed $30 million;

         (i) Indebtedness owed by the Partnership or any Restricted Subsidiary to any Wholly-Owned Restricted Subsidiary;

         (j) Indebtedness under Interest Rate Agreements;

         (k) Permitted Refinancing Indebtedness;

         (l) the incurrence by the Partnership or a Restricted Subsidiary of Indebtedness owing directly to its insurance carriers (without duplication) in connection with the Partnership's, its Subsidiaries' or its Affiliates' self-insurance programs or other similar forms of retained insurable risks for their respective businesses, consisting of reinsurance agreements and indemnification agreements (and guarantees of the foregoing) secured by letters of credit; provided that any Consolidated Fixed Charges associated with the Indebtedness evidenced by such reinsurance agreements, indemnification agreements, guarantees and letters of credit shall be included (without duplication) in any determination of the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.8 hereof;

         (m) Indebtedness of the Partnership and its Restricted Subsidiaries in respect of Capital Leases; provided that the aggregate amount of such Indebtedness outstanding at any time may not exceed $10 million;

         (n) Indebtedness of the Partnership and its Restricted Subsidiaries represented by letters of credit supporting (i) obligations under workmen's compensation laws, (ii) obligations to suppliers of propane; provided that the aggregate amount of such Indebtedness outstanding at any time may not exceed $15 million and (iii) the repayment of Permitted Indebtedness; or

         (o) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Partnership or any of its Subsidiaries or in connection with judgments that do not result in a Default or Event of Default.

         "Permitted Investments" means any of the following:

         (a) Investments made or owned by the Partnership or any Restricted Subsidiary in (i) marketable obligations issued or unconditionally guaranteed by the United States of America, or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing one year or less from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at such date the highest rating obtainable from either S&P or Moody's, (iii) commercial paper maturing no more than 270 days from the date of creation thereof and having as at the date of acquisition thereof one of the two highest ratings obtainable from either S&P or Moody's, (iv) certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia or Canada, (A) the commercial paper or other short term unsecured debt obligations of which are as at such date rated either A-2 or better (or comparably if the rating system is changed) by S&P or Prime-2 or better (or comparably if the rating system is changed) by Moody's or (B) the long-term debt obligations of which are as at such date rated either A or better (or comparably if the rating system is changed) by either S&P or Moody's ("Permitted Banks"), (v) Eurodollar time deposits having a maturity of less than 270 days from the date of acquisition thereof purchased directly from any Permitted Bank, (vi) bankers' acceptances eligible for rediscount under requirements of The Board of Governors of the Federal Reserve System and accepted by Permitted Banks, and (vii) obligations of the type described in clause (i), (ii), (iii), (iv) or (v) above purchased from a securities dealer designated as a "primary dealer" by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the Partnership or a Restricted Subsidiary by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question;

         (b) the acquisition by the Partnership or any Restricted Subsidiary of Capital Stock or other ownership interests, whether in a single transaction or in a series of related transactions, of a Person located in the United States or Canada and engaged in substantially the same business as the Partnership such that, upon the completion of such transaction or series of transactions, such Person becomes a Restricted Subsidiary;

         (c) subject to the provisions of subdivision (h) below, the making or ownership by the Partnership or any Restricted Subsidiary of Investments (in addition to Investments permitted by subdivisions (a), (b), (d), (e), (f) and
(g)) in any Person incorporated or otherwise formed pursuant to the laws of the United States or Canada or any state thereof which is engaged in the United States or Canada in substantially the same business as the Partnership; provided that the aggregate amount of all such Investments made by the Partnership and its Restricted Subsidiaries following the 10-1/8% Notes Issue Date and outstanding pursuant to this subdivision (c) and subdivision (h) below shall not at any date of determination exceed 10% of Total Assets (the "Investment Limit"); provided that, in addition to Investments that would be permitted under the Investment Limit, during any fiscal year the Partnership and its Restricted Subsidiaries may invest up to $25,000,000 (the "Annual Limit") pursuant to the provisions of this subdivision (c), but the unused amount of the Annual Limit shall not be carried over to any future years;

         (d) the making or ownership by the Partnership or any Restricted Subsidiary of Investments (x) arising out of loans and advances to employees incurred in the ordinary course of business, (y) arising out of extensions of trade credit or advances to third parties in the ordinary course of business and
(z) acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

         (e) the creation or incurrence of liability by the Partnership or any Restricted Subsidiary with respect to any Guaranty constituting an obligation, warranty or indemnity, not guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business;

         (f) the creation or incurrence of liability by the Partnership or any Restricted Subsidiary with respect to any Interest Rate Agreements;

         (g) the making by any Restricted Subsidiary of Investments in the Partnership or another Restricted Subsidiary;

         (h) the making or ownership by the Partnership or any Restricted Subsidiary of Investments in Unrestricted Subsidiaries; provided that the Net Amount of Unrestricted

Investment shall not at any time exceed $5,000,000 (and subject to the limitations specified in subdivision (c) above); and

         (i) the making or ownership by the Partnership or any Restricted Subsidiary of Investments in the Operating Partnership.

         "Permitted Liens" means any of the following:

         (a) Liens for taxes, assessments or other governmental charges the payment of which is not yet due and is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of the obligor;

         (b) Liens of lessors, landlords and carriers, vendors, warehousemen, mechanics, materialmen, repairmen and other like Liens incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and as to which reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of the obligor, in each case (i) not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or (ii) incurred in the ordinary course of business securing the unpaid purchase price of property or services constituting current accounts payable;

         (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money;

         (d) other deposits made to secure liability to insurance carriers under insurance or self-insurance arrangements;

         (e) Liens securing reimbursement obligations under letters of credit; provided in each case that such Liens cover only the title documents and related goods (and any proceeds thereof) covered by the related letter of credit;

         (f) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal or review, or shall not have been discharged within 60 days after expiration of any such stay;

         (g) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, which, in each case either (i) are granted, entered into or created in the ordinary course of the business of the Partnership or any Restricted Subsidiary or (ii) do not materially impair the value or intended use of the property covered thereby;

         (h) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Partnership or a Wholly-Owned Restricted Subsidiary;

         (i) Liens on assets of the Partnership or any Restricted Subsidiary existing on the 10-1/8% Notes Issue Date;

         (j) Liens securing Indebtedness evidenced by the First Mortgage Notes (or any extension, renewal, refunding or refinancing of any such Indebtedness);

         (k) Liens securing Indebtedness incurred under the Acquisition Facility (or any extension, renewal, refunding or refinancing of any such Indebtedness);

         (l) Liens securing Indebtedness incurred under the Revolving Loan Facility (or any extension, renewal, refunding or refinancing of any such Indebtedness);

         (m) Liens (other than the Liens referred to in clauses (k) and (l) above) securing Indebtedness incurred in accordance with (i) clause (e) of the definition of Permitted Indebtedness, (ii) clauses (f) and (h) of the definition of Permitted Indebtedness or (iii) Indebtedness otherwise permitted to be incurred under Section 4.8 hereof to the extent incurred (A) to finance the making of expenditures for the improvement or repair (to the extent such improvements and repairs may be capitalized on the books of the Partnership and the Restricted Subsidiaries in accordance with GAAP) of or additions (including additions by way of acquisitions of businesses and related assets) to the assets and property of the Partnership and its Restricted Subsidiaries, or (B) by assumption in connection with additions (including additions by way of acquisition or capital contributions of business and related assets) to the property and assets of the Partnership and its Restricted Subsidiaries; provided that in the case of Indebtedness incurred in accordance with clauses (i) or
(iii), the principal amount of such Indebtedness does not exceed the lesser of the cost to the Partnership and the Restricted Subsidiaries of such additional property or assets and the fair market value of such additional property or assets at the time of the acquisition thereof (as determined in good faith by the General Partner);

         (n) Liens existing on any property of any Person at the time it becomes a Subsidiary of the Partnership, or existing at the time of acquisition upon any property acquired by the Partnership or any such Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Partnership or such Subsidiary, or created to secure Indebtedness incurred to pay all or any part of the purchase price (a "Purchase Money Lien") of property (including, without limitation, Capital Stock and other securities) acquired by the Partnership or a Restricted Subsidiary; provided that (i) any such Lien shall be confined solely to such item or items of property and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for use specifically in connection with such acquired property, (ii) in the case of a Purchase Money Lien, the principal amount of the Indebtedness secured by such Purchase Money Lien shall at no time exceed an amount equal to the lesser of (A) the cost to the Partnership and the Restricted Subsidiaries of such property and (B) the fair market value of such property at the time of the acquisition thereof (as determined in good faith by the General Partner), (iii) any such Purchase Money Lien shall be created not later than 30 days after the acquisition of such property and (iv) any such Lien (other than a Purchase Money Lien) shall not have been created or assumed in contemplation of such Person's becoming a Subsidiary of the Partnership or such acquisition of property by the Partnership or any Subsidiary;

         (o) easements, exceptions or reservations in any property of the Partnership or any Restricted Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of the business of the Partnership or any Restricted Subsidiary;

         (p) Liens arising from or constituting permitted encumbrances under the agreements and instruments securing the obligations under the First Mortgage Notes and the Bank Credit Facilities; and

         (q) any Lien renewing or extending any Lien permitted by subdivision
(i), (j), (k), (l), (m) or (n); provided that (i) the principal amount of the Indebtedness secured by any such Lien shall not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal or extension of such Lien, and (ii) no assets encumbered by any such Lien other than the assets encumbered immediately prior to such renewal or extension shall be encumbered thereby.

         "Permitted Refinancing Indebtedness" means Indebtedness incurred by the Partnership or any Restricted Subsidiary to substantially concurrently (excluding any notice period on redemptions) repay, refund, renew, replace, extend or refinance, in whole or in part, any Permitted Indebtedness of the Partnership or any Restricted Subsidiary or any other Indebtedness incurred by the Partnership or any Restricted Subsidiary pursuant to Section 4.8 hereof, to the extent (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal or accreted amount plus the amount of accrued and unpaid interest of the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced (except that, in the case of the Notes, such Permitted Refinancing Indebtedness may include the redemption premium set forth in Section
3.7 hereof, in the case of the 10-1/8% Notes, such Permitted Refinancing Indebtedness may include the redemption premium set forth in Section 3.7 of the indenture governing the 10-1/8% Notes and, in the case of the First Mortgage Notes, such Permitted Refinancing Indebtedness may include the amount of any unamortized premium thereon), (ii) with respect to the repayment, refunding, renewal, replacement, extension or refinancing of Indebtedness of the Issuers, the Permitted Refinancing Indebtedness ranks no more favorably in right of payment with respect to the Notes than the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced, and (iii) with respect to the repayment, refunding or refinancing of Indebtedness of the Issuers, the Permitted Refinancing Indebtedness has a Weighted Average Life to Stated Maturity and Stated Maturity equal to, or greater than, and has no fixed mandatory redemption or sinking fund requirement in an amount greater than or at a time prior to the amounts set forth in, the Indebtedness so repaid, refunded, renewed, replaced, extended or refinanced; provided, however, that Permitted Refinancing Indebtedness shall not include Indebtedness incurred by a Restricted Subsidiary to repay, refund, renew, replace, extend or refinance Indebtedness of the Partnership.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Petrolane" means Petrolane Incorporated, a Pennsylvania corporation, and its successors.

         "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock (other than the Common Units) of any class or classes (however designated), which is preferred as to the payment of distributions, dividends, or upon any voluntary or involuntary liquidation or dissolution of such Person, over shares or units of Capital Stock of any other class of such Person.

         "Redeemable Capital Stock" means any shares of any class or series of Capital Stock, that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Stated Maturity with respect to the principal of any Note or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Notes, or is convertible into or exchangeable for debt securities at any time prior to the Stated Maturity of the Notes.

         "Registration Rights Agreement" means (1) the Registration Rights Agreement, dated as of the Issue Date, among the Issuers and the Initial Purchasers and (2) any future registration rights agreement executed by the Issuers in connection with the issuance of Additional Notes under this Indenture.

         "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Subsidiary" means a Subsidiary of the Partnership, which, as of the date of determination, is not an Unrestricted Subsidiary of the Partnership.

         "Revolving Loan Facility" means the revolving loan facility of the Operating Partnership provided for in the Credit Agreement.

         "S&P" means Standard & Poor's Ratings Group, and its successors.

         "Sale and Leaseback Transaction" of any Person (a "Transferor") means any arrangement (other than between the Partnership and a Wholly-Owned Restricted Subsidiary or between Wholly-Owned Restricted Subsidiaries) whereby
(a) property (the "Subject Property") has been or is to be disposed of by such Transferor to any other Person with the intention on the part of such Transferor of taking back a lease of such Subject Property pursuant to which the rental payments are calculated to amortize the purchase price of such Subject Property substantially over the useful life of such Subject Property, and (b) such Subject Property is in fact so leased by such Transferor or an Affiliate of such Transferor.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Series A Notes" means the Issuers' 8-7/8% Series A Senior Notes due 2011 to be issued pursuant to this Indenture.

         "Series B Notes" means the Issuers' 8-7/8% Series B Senior Notes due 2011 to be issued pursuant to this Indenture in the Exchange Offer.

         "Significant Subsidiary" shall have the same meaning as in Rule 1.02(v) of Regulation S-X under the Securities Act.

         "Special Mandatory Redemption" means a redemption of the Notes by the Issuers pursuant to Section 3.9 hereof.

         "Special Mandatory Redemption Event" means the earlier to occur of (1) the 91st day following the Issue Date or (2) the date of termination of the Acquisition Agreement, in either case if the Acquisition has not then been completed.

         "Stated Maturity" means, (i) when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and (ii) when used with respect to any other Indebtedness, means the date or dates specified in the instrument governing such Indebtedness as the fixed date or dates on which each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness, or any installment of interest thereon, is due and payable.

         "Subordinated Indebtedness" means Indebtedness of the Partnership which is expressly subordinated in right of payment to the Notes.

         "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Voting Stock (or, in the case of a partnership, a majority of the partners' Capital Stock, considering all partners' Capital Stock as a single class) is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof and (ii) any other Person, including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers, general partners or trustees thereof (or other Person performing similar functions) or, if such Persons are not elected, to vote on any matter that is submitted to the vote of all Persons holding ownership interests in such entity. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

         "TIA" means the Trust Indenture Act of 1939, as in effect on the date this Indenture is qualified under the TIA, except as provided in Section 9.3 hereof.

         "Total Assets" means as of any date of determination, the consolidated total assets of the Partnership and the Restricted Subsidiaries as would be shown on a consolidated balance sheet of the Partnership and the Restricted Subsidiaries prepared in accordance with GAAP as of that date.

         "Transfer Restricted Securities" has the meaning ascribed to such term in the Registration Rights Agreement.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "UCC" means the Uniform Commercial Code as it may be from time to time in effect in the State of New York.

         "UGI" means UGI Corporation, a Pennsylvania corporation, and its successors.

         "Unrestricted Subsidiary" means any Subsidiary of the Partnership or a Restricted Subsidiary that is designated as such by the General Partner; provided that no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (a) is guaranteed by the Partnership or any Restricted Subsidiary, (b) is recourse to or obligates the Partnership or any Restricted Subsidiary in any way or (c) subjects any property or assets of the Partnership or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof. Notwithstanding the foregoing, the Partnership or a Restricted Subsidiary may Guaranty or agree to provide funds for the payment or maintenance of, or otherwise become liable with respect to Indebtedness of an Unrestricted Subsidiary; but only to the extent that the Partnership or a Restricted Subsidiary would be permitted to (a) make an Investment in such Unrestricted Subsidiary pursuant to subdivision (h) of the definition of Permitted Investments and (b) incur the Indebtedness represented by such Guaranty or agreement pursuant to the first paragraph of Section 4.8 hereof. The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary, provided that immediately after giving effect to such designation, (i) there exists no Event of Default or event which after notice or lapse of time or both would become an Event of Default and (ii) if such Unrestricted Subsidiary has, as of the date of such designation, outstanding Indebtedness (other than Permitted Indebtedness) the Partnership could incur at least $1.00 of Indebtedness (other than Permitted Indebtedness). Notwithstanding the foregoing, (i) no Subsidiary may be designated an Unrestricted Subsidiary if such Subsidiary, directly or indirectly, holds capital stock of a Restricted Subsidiary and (ii) neither the Operating Partnership nor Finance Corp. may be designated an Unrestricted Subsidiary.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.

         "Weighted Average Life to Stated Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness; provided, however, that with respect to any revolving Indebtedness, the foregoing calculation of Weighted Average Life to Stated Maturity shall be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

         "Wholly-Owned Restricted Subsidiary" means the Operating Partnership or any Subsidiary of the Partnership of which 100% of the outstanding Capital Stock is owned by the Partnership or by one or more Wholly-Owned Restricted Subsidiaries of the Partnership or by the Partnership and one or more Wholly-Owned Restricted Subsidiaries of the Partnership. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

1.2 Other Definitions.

        Term                                                        Defined in Section
        ----                                                        ------------------
        "Additional Notes"                                                 2.2
        "Asset Sale"                                                       4.16
        "Asset Sale Offer"                                                 4.16
        "Bankruptcy Law"                                                   6.1
        "Change of Control Offer"                                          4.17
        "Change of Control Payment"                                        4.17
        "Change of Control Payment Date"                                   4.17
        "Covenant Defeasance"                                              8.3
        "Custodian"                                                        6.1
        "Excess Proceeds"                                                  4.16
        "incur"                                                            4.8
        "Legal Defeasance"                                                 8.2
        "Legal Holiday"                                                    10.8
        "Offer Amount"                                                     3.10
        "Offer Period"                                                     3.10
        "Paying Agent"                                                     2.3
        "Payment Restrictions                                              4.12
        "Purchase Date"                                                    3.10
        "Registrar"                                                        2.3
        "Restricted Payments"                                              4.9

1.3 Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security holder" means a Holder of Notes;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Notes means the Issuers, as joint and several obligors, or any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

1.4 Rules of Construction.

         Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

         (3) references to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect in the United States as of the date hereof, or as of the date such principles are to be applied, as the context may require;

         (4) "or" is not exclusive;

         (5) words in the singular include the plural, and in the plural include the singular;

         (6) provisions apply to successive events and transactions; and

         (7) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor or rules adopted by the SEC from time to time.

                              ARTICLE 2: THE NOTES

                                    THE NOTES

2.1 Form and Dating.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture; provided, however, that Additional Notes issued from time to time in accordance with this Indenture may contain such changes as to form as are appropriate. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in face denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         The Notes will initially be issued in global form, substantially in the form of Exhibit A attached hereto (including footnote 1 thereto) and in definitive form, substantially in the form of Exhibit A hereto (not including footnote 1 thereto). The Global Notes shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

2.2 Execution and Authentication.

         An Officer of each of the General Partner, on behalf of the Partnership (or the Partnership, if the Partnership is a corporation), and of Finance Corp. shall sign the Notes for each of the Partnership and Finance Corp. by manual or facsimile signature. The seal of Finance Corp. shall be reproduced on the Notes and may be in facsimile form.

         If an Officer of the General Partner or of Finance Corp. whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Issuers signed by an Officer of each of the General Partner, on behalf of the Partnership (or the Partnership, if the Partnership is a corporation), and of Finance Corp., authenticate Notes for original issue of an aggregate amount of $200,000,000.

         The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Issuers or an Affiliate of the Issuers.

         Subject to compliance with Section 4.8 and the other terms of this Indenture, the Issuers are permitted to issue more notes after the Issue Date ("Additional Notes") under this Indenture in an unlimited amount. The Series A Notes, the Series B Notes and Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

2.3 Registrar and Paying Agent.

         The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agents. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof. The Partnership, Finance Corp. or any of their Subsidiaries may act as Paying Agent or Registrar.

         The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers initially appoint The Depository Trust Company to act as Depositary with respect to the Global Notes.

         The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and agent for service of notices and demands in connection with the Notes.

2.4 Paying Agent to Hold Money in Trust.

         The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on, or Liquidated Damages with respect to, the Notes, and will notify the Trustee of any Default by the Issuers in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or any of their Subsidiaries) shall have no other liability for the money. If either Issuer or any of their subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

2.5 Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each Holder, and the Issuers shall otherwise comply with TIA Section 312(a).

2.6 Transfer and Exchange.

         (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with the request:

                  (x)      to register the transfer of the Definitive Notes, or

                  (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirement for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for registration of transfer or exchange:

         (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or by his attorney, duly authorized in writing; and

         (ii) in the case of Transfer Restricted Securities that are Definitive Notes, shall be accompanied by the following additional information and documents, as applicable, upon which the Registrar may conclusively rely:

                  (A) if such Transfer Restricted Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

                  (B) if such Transfer Restricted Securities are being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or
                           (2) pursuant to an exemption from registration in accordance with Rule 144 (and based upon an opinion of counsel if the Issuers so request) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                  (C) if such Transfer Restricted Securities are being transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2),
                           (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuers so request), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto);

                  (D) if such Transfer Restricted Securities are being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and based on an opinion of counsel if the Issuers so request), certification to that effect from such Holder (in substantially the form of Exhibits B and D hereto); or

                  (E) if such Transfer Restricted Securities are being transferred in reliance on another exemption from the registration requirement of the Securities Act (and based upon an opinion of counsel if the Issuers so request), a certification to that effect from such Holder (in substantially the form of Exhibit B hereto).

         (b) Restriction on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (i) if such Definitive Note is a Transfer Restricted Security, certification, substantially in the form of Exhibit B hereto, upon which the Trustee may conclusively rely, that such Definitive Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                  (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions directing the Trustee to make, or direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note;

then the Trustee shall cancel such Definitive Note in accordance with Section
2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

         (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

         (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

                  (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile), upon which the Trustee may conclusively rely:

                           (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit B hereto); or

                           (B) if such beneficial interest is being transferred (1) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or
                                    (2) pursuant to an exemption from
                                    registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Issuers so request) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                           (C) if such beneficial interest is being transferred to an institutional "accredited investor," within the meaning of Rule 501(a)(1), (2), (3) or (7) under the
                                    Securities Act pursuant to a private
                                    placement exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuers so request), a certification to that effect from such transferor (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto); or

                           (D) if such beneficial interest is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and based upon an opinion of counsel if the Issuers so request), certifications to that effect from such transferor (in substantially the form of Exhibits B and D hereto); or

                           (E) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuers so request), a certification to that effect from such transferor (in substantially the form of Exhibit B hereto);

                           the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Partnership shall execute and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

                  (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

         (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (f) Authentication of Definitive Notes in Absence of Depositary. If at any time:

                  (i) the Depositary for the Notes notifies the Issuers that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Issuers within 90 days after delivery of such notice; or

                  (ii) the Issuers, at their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes under this Indenture, then each of the Issuers will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Notes, will authenticate and deliver Definitive Notes, in an aggregate principal amount equal to the principal amount of the Global Notes, in exchange for such Global Notes and registered in such names as the Depositary shall instruct the Trustee or the Issuers in writing.

         (g) Legends.

                  (i) Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

"THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO AMERIGAS PARTNERS, L.P., AP EAGLE FINANCE CORP. OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT,
(D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO AMERIGAS PARTNERS, L.P. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO AMERIGAS PARTNERS, L.P.) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST

HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

         Each Note certificate evidencing the Global Notes also shall bear the paragraph referred to in footnote 1 in the form of Note attached hereto as Exhibit A.

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                           (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                           (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, but such Transfer Restricted Security shall continue to be subject to the provisions of Section 2.6(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear a legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

                  (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Issuers shall issue and, upon receipt of an authentication order in accordance with
                           Section 2.2 hereof, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in
                           (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule

                           144A) of the Issuers. The Issuers shall identify to the Trustee such Holders of the Notes in a written certification signed by an Officer of each of the Issuers and, absent certification from the Issuers to such effect, the Trustee shall assume that there are no such Holders.

         (h) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or cancelled, such Global Note shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee to reflect such reduction.

         (i) General Provisions with respect to Transfer and Exchanges.

                  (i) To permit registrations of transfers and exchanges, each of the Issuers shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Sections 3.7, 3.10, 4.16, 4.17 and 9.5 hereof).

                  (iii) The Registrar shall not be required to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of each of the Issuers, as joint and several obligors, evidencing the same debt, and entitled to the same benefit under this Indenture as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                  (v) The Issuers shall not be required to issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 and ending at the close of business on the day of selection.

                  (vi) Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, and premium, interest and Liquidated Damages, if any, on such Note, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of
                           Section 2.2 hereof.

                  (viii) None of the Issuers nor the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Notes by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Notes. None of the Issuers nor the Trustee shall be liable for any delay by the related Global Note Holder or the Depositary in identifying the beneficial owners of the related Notes and each such Person may conclusively rely on, and shall be protected in relying on, instructions from such Global Note Holder or of the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

                  (ix) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.6. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

2.7 Replacement Notes.

         If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by an Officer of each of the General Partner, on behalf of the Partnership (or the Partnership, if the Partnership is a corporation) and Finance Corp. shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge for their expenses in replacing a Note.

         Every replacement Note is an obligation of the Issuers.

2.8 Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee hereunder, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because either of the Issuers or an Affiliate of the Issuers holds a Note.

         If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal, interest, premium and Liquidated Damages, if any, payable on that date with respect to the Notes (or the portion thereof to be redeemed or maturing, as the case may be), then on and after that date such Notes (or portions thereof) shall be deemed to be no longer outstanding and shall cease to accrue interest.

2.9 Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by either of the Issuers or any Affiliate of the Issuers shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

2.10 Temporary Notes.

         Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee, upon receipt of the written order of the Partnership and Finance Corp. signed by an Officer of each of the General Partner, on behalf of the Partnership (or the Partnership, if the Partnership is a corporation) and Finance Corp., shall authenticate, definitive Notes in exchange for temporary Notes.

         Until such exchange, Holders of temporary Notes shall be entitled to all of the right, benefit and privileges of this Indenture.

2.11 Cancellation.

         The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer or exchange, payment, replacement or cancellation. The Issuers may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Issuers unless by a written order, signed by one Officer of each of the General Partner, on behalf of the Partnership (or the Partnership, if the Partnership is a corporation), and Finance Corp., the Issuers shall direct that cancelled Notes be returned to them.

2.12 Defaulted Interest.

         If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Issuers shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Issuers (or the Trustee, in the name of and at the expense of the Issuers) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                  ARTICLE 3: REDEMPTION AND OFFERS TO PURCHASE

3.1 Notice to Trustee.

         If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, they shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (unless a shorter notice period shall be satisfactory to the Trustee), an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

         If the Issuers are required to make an offer to purchase Notes pursuant to the provisions of Sections 4.16 or 4.17 hereof, they shall furnish to the Trustee, at least 30 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the purchase price, (iv) the principal amount of the Notes to be purchased, and (v) further setting forth a statement to the effect that (a) the Partnership or one of its Subsidiaries has made an Asset Sale and there are Excess Proceeds aggregating more than $5 million and the amount of such Excess Proceeds or (b) a Change of Control has occurred, as applicable.

3.2 Selection of Notes to Be Redeemed.

         If less than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed among the Holders of the Notes pro rata, by lot or in accordance with a method which the Trustee considers to be fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any). In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of them selected shall be in face amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         In the event the Issuers are required to make an Asset Sale Offer pursuant to Section 3.10 and Section 4.16, and the amount of the Net Proceeds from the Asset Sale is not evenly divisible by $1,000, the Trustee shall promptly refund to the Issuers the portion of such Excess Proceeds that is not necessary to purchase the immediately lesser principal amount of Notes that is so divisible.

3.3 Notice of Redemption to Holders.

         Subject to the provisions of Section 3.10 hereof (other than in connection with a Special Mandatory Redemption), at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         Upon the occurrence of a Special Mandatory Redemption Event, the Issuers shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder, with a copy to the Trustee and the Paying Agent, on or prior to the fifth Business Day after the Special Mandatory Redemption Event; provided, that failure to provide timely notice of a Special Mandatory Redemption to the Holders, the Trustee or the Paying Agent shall not affect the Issuers' obligation to effect a Special Mandatory Redemption or the amount of the Issuers' obligation on the Notes.

         The notice shall identify the Notes to be redeemed and shall state:

         (1) the redemption date;

         (2) the redemption price, separately stating the amount of any Liquidated Damages to be paid in connection with the redemption;

         (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

         (4) the name and address of the Paying Agent;

         (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (6) that, unless the Issuers default in making such redemption payment, interest on Notes or portions of Notes called for redemption ceases to accrue on and after the redemption date;

         (7) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Issuers' request, the Trustee shall give the notice of redemption in the names of the Issuers and at their expense; provided, however, that the Issuers shall deliver to the Trustee, at least 45 days prior to the redemption date (seven days in the case of a Special Mandatory Redemption), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

3.4 Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.3 herein, Notes called for redemption become due and payable on the redemption date at the redemption price stated in such notice. A notice of redemption may not be conditional.

3.5 Deposit of Redemption Price.

         On or before the redemption date, the Issuers shall deposit, or cause to be deposited, with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amount necessary to pay the redemption price of, and accrued interest and Liquidated Damages on all Notes to be redeemed.

         If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

3.6 Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

3.7 Optional Redemption.

         The Notes are subject to redemption at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on May 20 of the years indicated below:

                  YEAR                                                    PERCENTAGE
                  ----                                                    ----------
                  2006...............................................     104.438%
                  2007...............................................     102.958%
                  2008...............................................     101.479%
                  2009 and thereafter................................     100.000%

         In the event that, on or prior to May 20, 2004, the Partnership consummates a public offering of its Capital Stock (other than Redeemable Capital Stock), then within 90 days of the consummation of such public offering the Partnership, at its option, may use the net proceeds of such public offering to redeem Notes at 108.875% of the principal amount thereof, plus accrued and unpaid interest to the applicable redemption date and Liquidated Damages, if any; provided, however, that at least 67% of the Notes originally issued, together with any Additional Notes, shall be outstanding immediately after such redemption. Only one redemption may be made pursuant to the provision described in this paragraph.

3.8 Mandatory Redemption.

         Subject to the Issuers' obligation to make an offer to purchase or redeem Notes under certain circumstances pursuant to Sections 3.9, 3.10, 4.16 and 4.17 hereof, the Issuers shall have no mandatory redemption or sinking fund obligations with respect to the Notes.

3.9 Special Mandatory Redemption.

         If the Acquisition has not been consummated on or prior to the Special Mandatory Redemption Event, then the Issuers shall redeem, or cause to be redeemed, all outstanding Notes within 15 days following the Special Mandatory Redemption Event, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

3.10 Offer to Purchase by Application of Excess Proceeds.

         Any Asset Sale Offer pursuant to Section 4.16 shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). On a date within five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.16 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         The Issuers shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Issuers to repurchase the Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.10, the Issuers shall comply with the applicable securities laws or regulations and shall not be deemed to have breached their obligations hereunder by virtue thereof.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a) that the Asset Sale Offer is being made pursuant to this Section
3.10 and Section 4.16 hereof and the length of time the Asset Sale Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that, unless the Issuers default in making such payments, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

         (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.10. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce by means of a press release the results of the Asset Sale Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

         No repurchase of Notes under this Section 3.10 shall be deemed to be a redemption of Notes.

                              ARTICLE 4: COVENANTS

4.1 Payment of Notes.

         The Issuers shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent, other than the Issuers or any of their Subsidiaries, holds on or before that date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. If any Liquidated Damages become payable, the Issuers shall not later than the date that any payment of Liquidated Damages is due (i) deliver an Officers' Certificate to the Trustee setting forth the amount of Liquidated Damages payable to Holders and (ii) instruct the Paying Agent to pay such amount of Liquidated Damages to Holders entitled to receive such Liquidated Damages.

         The Issuers shall pay interest (including post-petition interest under any Bankruptcy Law) on overdue principal at a rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest under any Bankruptcy
Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

4.2 Maintenance of Office or Agency.

         The Partnership and Finance Corp. shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Partnership and Finance Corp. in respect of the Notes and this Indenture may be served. The Partnership shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Partnership and Finance Corp. shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Partnership and Finance Corp. may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Partnership or Finance Corp. of their respective obligations to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Partnership will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Partnership and Finance Corp. hereby designate the office of Harris Trust Company, 77 Water Street, 5th Floor, New York, New York 10005 as one such office or agency of the Issuers in accordance with Section 2.3.

4.3 Reports.

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuers shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if either of the Issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuers and their subsidiaries and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants and (ii) all reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, each of the Issuers shall file a copy of all such information and reports with the SEC for public availability and make such information available to investors who request it in writing.

         (b) For so long as any Transfer Restricted Securities remain outstanding, other than during any period in which the Partnership is subject to
Section 13 or 15(d) of the Exchange Act and is in compliance with the requirements thereof, each of the Issuers shall furnish to all Holders and prospective purchasers of the Notes designated by the Holders of Transfer Restricted Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

4.4 Compliance Certificate.

         (a) The Partnership shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Partnership and its Subsidiaries (including Finance Corp.) during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such

Officer signing such certificate, that to the best of his knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture, and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is making or proposes to take with respect thereto).

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the Partnership's independent certified public accountants that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either the Partnership or any of its Subsidiaries has violated any provisions of Sections 4.1, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14,
4.15, 4.16 or 4.17 hereof or of Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Partnership and Finance Corp. shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument referred to in Section 6.1(4), an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Issuers are taking or propose to take with respect thereto.

4.5 Taxes.

         Each of the Partnership and Finance Corp. shall, and shall cause each of its respective Subsidiaries to, pay prior to delinquency all material taxes, assessment, and governmental levies except as contested in good faith and by appropriate proceedings.

4.6 Stay, Extension and Usury Laws.

         Each of the Partnership and Finance Corp. covenants (to the extent that each may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Partnership and Finance Corp. (to the extent that each may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

4.7 Partnership and Corporate Existence.

         Subject to Section 4.16 and Article 5 hereof, each of the Partnership and Finance Corp. shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its partnership or corporate existence, as the case may be, and the corporate, partnership or other existence of each of their respective Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (b) its (and its Subsidiaries') rights (charter and statutory), licenses and franchises; provided, however, that the Partnership and Finance Corp. shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors of the General Partner on behalf of the Partnership (or the Partnership, if the Partnership is a corporation) shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their respective Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

4.8 Limitation on Additional Indebtedness.

         The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to "incur"), any Indebtedness (including, without limitation, any Redeemable Capital Stock), unless at the time of such incurrence, and after giving pro forma effect to the receipt and application of the proceeds of such Indebtedness, the Consolidated Fixed Charge Coverage Ratio of the Partnership is greater than 2.00 to 1.

         Notwithstanding the foregoing, the Partnership and its Restricted Subsidiaries may incur Permitted Indebtedness.

4.9 Limitation on Restricted Payments.

         The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

         (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Partnership or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Partnership or any of its Restricted Subsidiaries (other than (x) dividends or distributions payable solely in Capital Stock of the Partnership (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Partnership (other than Redeemable Capital Stock), (y) the declaration or payment of dividends or other distributions to the extent declared or paid to the Partnership or any Restricted Subsidiary of the Partnership and (z) the declaration or payment of dividends or other distributions by any Restricted Subsidiary of the Partnership to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis (including, in the case of the Operating Partnership, to the general partner thereof)),

         (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Partnership or any of its Restricted Subsidiaries (other than any such Capital Stock owned by a Wholly-Owned Restricted Subsidiary of the Partnership),

         (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than any such Indebtedness owned by the Partnership or a Wholly-Owned Restricted Subsidiary of the Partnership), or

         (d) make any Investment (other than any Permitted Investment) in any Person

(such payments or Investments described in the preceding clauses (a), (b), (c) and (d) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment, (A) no Default or Event of Default shall have occurred and be continuing and (B) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Partnership and its Restricted Subsidiaries during the fiscal quarter during which such Restricted Payment is made, shall not exceed (I) if the Consolidated Fixed Charge Coverage Ratio of the Partnership shall be greater than 1.75 to 1, an amount equal to Available Cash as of the end of the immediately preceding fiscal quarter or (II) if the Consolidated Fixed Charge Coverage Ratio of the Partnership shall be equal to or less than 1.75 to 1, an amount equal to the sum of (x) $24 million, less the aggregate amount of all Restricted Payments made by the Partnership and its Restricted Subsidiaries pursuant to this clause (II)(x) during the period ending on the last day of the fiscal quarter of the Partnership immediately preceding the date of such Restricted Payment and beginning on the first day of the sixteenth full fiscal quarter immediately preceding the date of such Restricted Payment, plus (y) the aggregate net cash proceeds of any substantially concurrent (1) capital contribution to the Partnership from any Person (other than a Restricted Subsidiary of the Partnership) or (2) issuance and sale of shares of Capital Stock (other than Redeemable Capital Stock) of the Partnership to any Person (other than to a Restricted Subsidiary of the Partnership). The amount of any such Restricted Payment, if other than cash, shall be the fair market value (as determined in good faith by the General Partner) on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Partnership or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

         None of the foregoing provisions will prohibit: (i) the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Partnership or any Restricted Subsidiary of the Partnership in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Partnership from any Person (other than a Restricted Subsidiary of the Partnership) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Partnership to any Person (other than to a Restricted Subsidiary of the Partnership); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from the calculation of Available Cash; or (iii) any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Partnership from any Person (other than a Restricted

Subsidiary of the Partnership) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Partnership to any Person (other than to a Restricted Subsidiary of the Partnership); or (2) Indebtedness of the Partnership issued to any Person (other than a Restricted Subsidiary of the Partnership), so long as such Indebtedness is Permitted Refinancing Indebtedness; provided, however, in each case, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from the calculation of Available Cash. In computing the amount of Restricted Payments previously made for purposes of the preceding paragraph, Restricted Payments made under clause (i) shall be included and Restricted Payments made under clauses (ii) and (iii) shall not be so included.

4.10 Limitation on Liens.

         The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, upon any of its respective property or assets, whether owned on the 10-1/8% Notes Issue Date or thereafter acquired.

4.11 Limitation on Transactions with Affiliates.

         The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services), other than as provided for in the Operative Agreements, with, or for the benefit of, any Affiliate of the Partnership, unless (1) such transaction or series of related transactions is between the Partnership and its Wholly-Owned Restricted Subsidiaries or between two Wholly-Owned Restricted Subsidiaries or (2) (a) such transaction or series of related transactions is on terms that are no less favorable to the Partnership or such Restricted Subsidiary, as the case may be, than those which would have been obtained in a comparable transaction at such time from Persons who are not Affiliates of the Partnership or a Restricted Subsidiary and (b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $15 million, the Partnership shall have delivered an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (a) and that such transaction or series of transactions has been approved by a majority of the Board of Directors of the General Partner (including a majority of the Disinterested Directors); provided, however, that this Section 4.11 will not restrict the Partnership, any Restricted Subsidiary or the General Partner from entering into (A) any employment agreement, stock option agreement, restricted stock agreement or other similar agreement in the ordinary course of business, (B) transactions permitted by the provisions of this Indenture set forth in Sections 4.9 and 4.18 hereof and (C) transactions in the ordinary course of business in connection with reinsuring the self-insurance programs or other similar forms of retained insurable risks of the retail propane business operated by the Partnership, its Subsidiaries and Affiliates.

4.12 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

         The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Partnership or any other Restricted Subsidiary, (c) make loans or advances to, or any investment in, the Partnership or any other Restricted Subsidiary, (d) transfer any of its properties or assets to the Partnership or any other Restricted Subsidiary or (e) guarantee any Indebtedness of the Partnership or any other Restricted Subsidiary (collectively, "Payment Restrictions"), except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) any agreement in effect at or entered into on the 10-1/8% Notes Issue Date (including, without limitation, the First Mortgage Notes outstanding as of the 10-1/8% Notes Issue Date and the Bank Credit Facilities in effect as of the 10-1/8% Notes Issue Date) or any agreement relating to any Permitted Indebtedness; provided, however, that the encumbrances and restrictions contained in the agreements governing such Permitted Indebtedness are no more restrictive with respect to such Payment Restrictions than those set forth in the agreements governing the First Mortgage Notes and the Bank Credit Facilities as in effect on the 10-1/8% Notes Issue Date, (iii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Partnership or any Restricted Subsidiary, (iv) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired, (v) any agreement or other instrument of a Person acquired by the Partnership or any Restricted Subsidiary (or of a Restricted Subsidiary of such Person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person other than the Person, or the properties, assets or Subsidiaries of the Person, so acquired, or (vi) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument.

4.13 Limitation on Sale and Leaseback Transactions.

         The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any property of the Partnership or any of its Restricted Subsidiaries. Notwithstanding the foregoing, the Partnership and its Restricted Subsidiaries may enter into Sale and Leaseback Transactions with respect to property acquired or constructed after the 10-1/8% Notes Issue Date; provided that (a) the Partnership or such Restricted Subsidiary would be permitted under this Indenture to incur Indebtedness secured by a Lien on such property in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction, or (b) the lease in such Sale and Leaseback Transaction is for a term not in excess of the lesser of (i) three years and (ii) 60% of the remaining useful life of such property.

4.14 Limitation on Finance Corp.

         In addition to the restrictions set forth under Section 4.8 hereof, Finance Corp. may not incur any Indebtedness unless (a) the Partnership is a co-obligor and guarantor of such Indebtedness or (b) the net proceeds of such Indebtedness are lent to the Partnership, used to acquire outstanding debt securities issued by the Partnership or used directly or indirectly to refinance or discharge Indebtedness permitted under the limitation of this Section 4.14. Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Partnership.

4.15 Line of Business.

         The Partnership and its Restricted Subsidiaries shall not materially or substantially engage in any business other than the Business in which the Partnership and its Restricted Subsidiaries were engaged on the 10-1/8% Notes Issue Date.

4.16 Asset Sales.

         The Partnership shall not, and shall not permit any of its Restricted Subsidiaries to, (i) sell, lease, convey or otherwise dispose of any assets (including by way of a Sale and Leaseback Transaction) other than sales of inventory in the ordinary course of business and consistent with past practice (provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership shall be governed by the provisions of this Indenture set forth under Section 4.17 hereof or Article 5 hereof and not by the provisions of this Section 4.16) or (ii) issue or sell Capital Stock of any of its Restricted Subsidiaries, in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions (each of the foregoing, an "Asset Sale"), unless (x) the Partnership (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the General Partner) of the assets sold or otherwise disposed of and (y) at least 80% of the consideration therefor received by the Partnership or such Restricted Subsidiary is in the form of cash; provided, however, that the amount of (A) any liabilities (as shown on the Partnership's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Partnership or any Restricted Subsidiary that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Partnership or any such Restricted Subsidiary from such transferee that are immediately converted by the Partnership or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision; and provided, further, that the 80% limitation referred to in this clause (y) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 80% limitation. Notwithstanding the foregoing, Asset Sales shall not be deemed to include (1) any transfer of assets or Capital Stock by the Partnership or any of its Restricted Subsidiaries to a Wholly-Owned Restricted Subsidiary of the Partnership, (2) any transfer of assets or Capital Stock by the Partnership or any of its Restricted Subsidiaries to any Person in exchange for other assets used in a line of business permitted under Section
4.15 hereof and having a fair market value (as determined in good faith by the General Partner) not less than that of the assets so transferred and (3) any transfer of assets pursuant to a Permitted Investment.

         In the event that the aggregate Net Proceeds received by the Partnership or any of its Restricted Subsidiaries from one or more Assets Sales in any fiscal year of the Partnership exceed $10 million, within 270 days after the date such aggregate Net Proceeds exceed such amount (or such longer period as may be required to comply with any agreement in effect on the 10-1/8% Notes Issue Date), the Partnership, at its option, shall apply the amount of such aggregate Net Proceeds in excess of $10 million (less the amount of any such Net Proceeds previously applied during such fiscal year for the purposes set forth in clauses (a) or (b) below) to (a) reduce

Indebtedness of a Restricted Subsidiary (with a permanent reduction of availability in the case of revolving Indebtedness) or (b) make an investment in assets in the same line of business the Partnership was engaged in on the 10-1/8% Notes Issue Date. Pending the final application of any such Net Proceeds, the Partnership or any Restricted Subsidiary may temporarily reduce borrowings under the Bank Credit Facilities or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any such Net Proceeds that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5 million, the Issuers shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Partnership or any Restricted Subsidiary may use such deficiency for general business purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis.

         Notwithstanding the foregoing, if the Issuers are required to commence an Asset Sale Offer at any time when the Issuers have securities outstanding ranking pari passu in right of payment with the Notes and the terms of those securities provide that a similar offer must be made with respect to those other securities, then the Asset Sale Offer for the Notes will be made concurrently with the other offers and securities of each issue will be accepted on a pro rata basis in proportion to the aggregate principal amount of securities of each issue which their holders elect to have purchased. Upon completion of the Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

4.17 Change of Control.

         Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.17 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date (the "Change of Control Payment Date"), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; (3) that any Note not tendered will continue to accrue interest; (4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the Second Business Day preceding the

Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (1) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate amount of the Notes or portions thereof tendered to the Issuers. The Paying Agent will promptly mail to each Holder of Notes so accepted the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail to each Holder a new Note equal in principal amount to the unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Issuers shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Issuers to repurchase the Notes as a result of a Change of Control. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Section 4.17, the Issuers shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

4.18. Deposit of Proceeds with the Escrow Agent Pending Consummation of Acquisition.

         If the Acquisition has not been consummated by the close of business on the Issue Date, the Issuers shall deposit, at or prior to such time, with the Escrow Agent as provided in the Escrow Agreement, the net proceeds from the issuance of the Notes.

                             ARTICLE 5: SUCCESSORS

5.1 Merger, Consolidation or Sale of Assets.

         (a) The Partnership shall not consolidate or merge with or into (whether or not the Partnership is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Partnership is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than the Partnership) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) the Person formed by or surviving any such consolidation or merger (if other than the Partnership) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Partnership pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture;
(iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Partnership or such other Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Partnership immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.8 hereof.

         (b) Finance Corp. shall not consolidate or merge with or into (whether or not Finance Corp. is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) Finance Corp. is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than Finance Corp.) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and a Wholly-Owned Restricted Subsidiary of the Partnership; (ii) the Person formed by or surviving any such consolidation or merger (if other than Finance Corp.) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Finance Corp., pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Notes and this Indenture; and (iii) immediately after such transaction no Default or Event of Default exists.

         (c) The Partnership or Finance Corp., as the case may be, shall deliver to the Trustee prior to the consummation of any proposed transaction subject to the foregoing paragraphs (a) and (b) an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

5.2 Successor Person Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership or Finance Corp. in accordance with Section 5.1 hereof, the successor Person formed by such consolidation or into or with which the Partnership or Finance Corp. is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Partnership," "Finance Corp." or the "Issuers," as the case may be, shall refer to or include instead the successor Person and not the Partnership or Finance Corp., as the case may be), and may exercise every right and power of the Partnership or Finance Corp., as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Partnership or Finance Corp., as the case may be, herein.

                        ARTICLE 6: DEFAULTS AND REMEDIES

6.1 Events of Default.

         An "Event of Default" occurs if:

         (1) the Issuers default in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise); or

         (2) the Issuers default in the payment of an installment of interest on, or Liquidated Damages, if any, with respect to, any of the Notes, when the same becomes due and payable, which default continues for a period of 30 days; or

         (3) either of the Issuers fails to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture (other than a default specified in clause (1) or (2) above) and such default continues for a period of 45 days after written notice of such default requiring the Issuers to remedy the same shall have been given (x) to the Partnership by the Trustee or
(y) to the Issuers and the Trustee by Holders of 25% in aggregate principal amount of the Notes then outstanding; or

         (4) a default or defaults occur under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Partnership or any Restricted Subsidiary then has outstanding Indebtedness, which default (a) is caused by failure to pay (x) principal with respect to Indebtedness of a Restricted Subsidiary at its Stated Maturity or within the applicable grace period, if any, provided with respect to such Indebtedness or (y) principal, premium or interest with respect to Indebtedness of the Partnership within the applicable grace period, if any, provided in such Indebtedness (collectively, a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more; or

         (5) a final judgment or judgments (which is or are non-appealable and non-reviewable or which has or have not been stayed pending appeal or review or as to which all rights to appeal or review have expired or been exhausted) shall be rendered against the Partnership, any Restricted Subsidiary, the General Partner or any Significant Subsidiary for the payment of money in excess of $10 million in the aggregate and which judgment or judgments shall not be covered by insurance or discharged or execution thereon stayed pending appeal or review within 60 days after entry of such judgment, or, in the event of such a stay, such judgment shall not be discharged within 30 days after such stay expires; or

         (6) the Partnership, Finance Corp. or any of their respective Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy
Law:

                  (a)      commences a voluntary case,

                  (b) consents to the entry of an order for relief against it in an involuntary case,

                  (c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (d) makes a general assignment for the benefit of its creditors,

                  (e) admits in writing its inability to pay debts as the same become due; or

         (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (a) is for relief against the Partnership, Finance Corp. or any of their respective Significant Subsidiaries in an involuntary case,

                  (b) appoints a Custodian of the Partnership, Finance Corp. or any of their respective Significant Subsidiaries or for all or substantially all of their property,

                  (c) orders the liquidation of the Partnership, Finance Corp. or any of their respective Significant Subsidiaries,

and the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A Default under clause (3) is not an Event of Default until the Trustee notifies the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Issuers and the Trustee, of the Default and the Issuers do not cure the Default within 45 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

         In the case of any Event of Default pursuant to the provisions of this
Section 6.1 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to Section 3.7 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding

6.2 Acceleration.

         If an Event of Default (other than an Event of Default specified in clauses (6) and (7) of Section 6.1) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Issuers and the Trustee may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (6) or (7) of Section 6.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

6.3 Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Registration Rights Agreement.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

6.4 Waiver of Past Defaults.

         Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of, premium, if any or interest on, or Liquidated Damages with respect to any Note held by a non-consenting Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

6.5 Control by Majority.

         The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes, or that may involve the Trustee in personal liability.

6.6 Limitation on Suits.

         A Holder of Notes may pursue a remedy with respect to this Indenture or the Notes only if:

         (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

         (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of Notes may not use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over another Holder of Notes.

6.7 Rights of Holders to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on, or Liquidated Damages, if any, with respect to the Notes, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

6.8 Collection Suit by Trustee.

         If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

6.9 Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Notes any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of Notes in any such proceeding.

6.10 Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, Liquidated Damages and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

         Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes.

6.11 Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                               ARTICLE 7: TRUSTEE

7.1 Duties of Trustee.

         (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (2) Except during the continuance of an Event of Default:

                  (a) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (a)      This paragraph does not limit the effect of paragraph
                           (2) of this Section.

                  (b) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

         (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(1), (2) and (3) of this Section.

         (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

7.2 Rights of Trustee.

         Subject to the provisions of Sections 315(a) through 315(d) of the TIA:

         (1) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability, in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

         (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the General

Partner, on behalf of the Partnership (or the Partnership, if the Partnership is a corporation) or by an Officer of Finance Corp.

7.3 Definitive Rights of Trustee.

         The Trustee in its individual or any other capacity may become the Holder or pledgee of Notes and may otherwise deal with the Partnership, Finance Corp. or an Affiliate of the Partnership or Finance Corp. with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

7.4 Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication and that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1, if any, supplied to the Issuers are true and accurate subject to the qualifications set forth therein.

7.5 Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note pursuant to Section 6.1(1) or (2), the Trustee may withhold the notice if it determines in good faith that withholding the notice is in the interests of Holders of Notes.

7.6 Reports by Trustee to Holders.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to Holders of Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders of Notes shall be filed with the SEC and each stock exchange on which the Notes are listed. The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

7.7 Compensation and Indemnity.

         The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence or bad faith.

         The Issuers shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth below. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. Neither the Partnership nor Finance Corp. need pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

         The obligations of the Issuers under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

         The Issuers need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

         To secure the Issuers' payment obligations in this Section, the Issuers hereby grant to the Trustee a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

7.8 Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers. The Issuers may remove the Trustee if:

         (1) the Trustee fails to comply with Section 7.10;

         (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (3) a Custodian or public officer takes charge of the Trustee or its property; or

         (4) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Partnership, Finance Corp. or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee after written request by any Holder of Notes who has been a Holder of Notes for at least six months fails to comply with Section 7.10, such Holder of Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

7.9 Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

7.10 Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trust powers, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(5). The Trustee is subject to TIA Section 310(b).

7.11 Preferential Collection of Claims Against Issuers.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

               ARTICLE 8: LEGAL DEFEASANCE AND COVENANT DEFEASANCE

8.1 Option to Effect Legal Defeasance or Covenant Defeasance.

         The Issuers may, at the option of the Board of Directors of the General Partner, on behalf of the Partnership (or the Partnership, if the Partnership is a corporation), and the Board of Directors of Finance Corp., in each case evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to apply either Section 8.2 or 8.3 hereof to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

8.2 Legal Defeasance and Discharge.

         Upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) the Issuers' obligations with respect to outstanding Notes under Article 2 and Section 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Issuers may exercise their option under this
Section 8.2 notwithstanding the prior exercise of their option under Section 8.3 hereof.

8.3 Covenant Defeasance.

         Upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.3, each of the Issuers shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from their obligations under the covenants contained in
Section 4.3(a), 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15,
4.16 and 4.17 and Article 5 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein or in any other document, and such omission to comply shall not constitute a Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(3), 6.1(4) and 6.1(5) hereof, and Sections 6.1(6) and 6.1(7) hereof with respect to any Restricted Subsidiary that is a Significant Subsidiary, shall not constitute Events of Default.

8.4 Conditions to Legal Defeasance or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance, as applicable:

         (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

         (b) in the case of an election under Section 8.2 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States not unacceptable to the Trustee in its reasonable discretion confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred (which opinion need not address the effect of a transfer or other disposition of a Holder's interest in a Note before the stated maturity or applicable redemption date);

         (c) in the case of an election under Section 8.3 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States not unacceptable to the Trustee in its reasonable discretion confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred (which opinion need not address the effect of a transfer or other disposition of a Holder's interest in a Note before the stated maturity or applicable redemption date);

         (d) no Default shall have occurred and be continuing on the date of such deposit or insofar as Section 6.1(6) or 6.1(7) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violations of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which either of the Issuers or any of their respective Restricted Subsidiaries is a party or by which either of the Issuers or any of their respective Restricted Subsidiaries is bound;

         (f) on or prior to the 91st day following the deposit, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds are not subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (g) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers; and

         (h) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

8.5 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to

Section 8.4. hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

8.6 Repayment to Issuers.

         (a) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         (b) Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal, interest, premium or Liquidated Damages, if any, that remains unclaimed for one year after such principal, interest, premium or Liquidated Damages, if any, became due and payable, and, thereafter, Holders entitled to the money must look to the Issuers for payment of such money as secured creditors and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

8.7 Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or
8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may; provided that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

8.8 Discharge of Liability on Securities; Defeasance.

         When (a)(i) the Issuers deliver to the Trustee all outstanding Notes for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or on a specified redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, (b) the Issuers irrevocably deposit with the Trustee money sufficient to pay at maturity or upon redemption all outstanding Notes, including interest, premium and Liquidated Damages thereon to maturity or such redemption date, and if in either case the Issuers pay all other sums payable hereunder by the Issuers, and (c) if the Notes have been called for redemption and the redemption date has not occurred, the Issuers deliver to the Trustee an Opinion of Counsel in the United States not unacceptable to the Trustee in its reasonable discretion confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such actions and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such actions had not occurred, then this Indenture shall cease to be of further effect except for (i) the provisions set forth in Article 2, Sections 4.2, 7.7 and 8.6 hereof and (ii) if the Notes have been called for redemption and the redemption date has not occurred, the Issuers' obligation to pay the redemption price on such redemption date. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuers.

                              ARTICLE 9: AMENDMENTS

9.1 Without Consent of Holders.

         The Partnership, Finance Corp. and the Trustee may amend this Indenture or the Notes without the consent of any Holder of Notes:

         (1) to cure any ambiguity, defect or inconsistency;

         (2) to comply with Article 5;

         (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (4) to add Guaranties with respect to the Notes;

         (5) to provide security for the Notes;

         (6) to make any change that would provide additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder and under the Registration Rights Agreement of any Holder of the Notes; or

         (7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

         Upon the request of the Partnership and Finance Corp., accompanied by a resolution of the Board of Directors of the General Partner on behalf of the Partnership (or the Partnership, if the Partnership is a corporation) and the Board of Directors of Finance Corp., authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.6 hereof required or requested by the Trustee, the Trustee shall join with the Partnership and Finance Corp. in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment which affects its own rights, duties or immunities under this Indenture or otherwise.

9.2 With Consent of Holders.

         The Partnership, Finance Corp. and the Trustee, as applicable, may amend this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes and, subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Partnership or Finance Corp. with any provision of this Indenture or the Notes; provided, however, that notwithstanding the above, the written consent of the Holders of at least 75% in principal amount of the then outstanding Notes shall be required to waive compliance with or to amend Section 4.18 hereof.

         Upon the request of the Partnership and Finance Corp., accompanied by a resolution of the Board of Directors of the General Partner on behalf of the Partnership (or the Partnership, if the Partnership is a corporation) and the Board of Directors of Finance Corp., authorizing the execution of any such supplemental indenture, amendment or waiver, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Partnership and Finance Corp. in the execution of such supplemental indenture or amendment unless such supplemental indenture, amendment or waiver affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture, amendment or waiver.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture, amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After a supplemental indenture, amendment or waiver under this Section becomes effective, the Issuers shall mail to the Holders of each Note affected thereby a notice briefly describing the supplemental indenture, amendment or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver. Without the consent of each Holder of Notes affected, an amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder of Notes):

         (1) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver;

         (2) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, including default interest, on any Note;

         (3) reduce the principal of or change the fixed maturity of any Note, alter the optional redemption provisions of any Note or reduce the prices at which the Issuers shall offer to purchase such Notes pursuant to Sections 3.10,
4.16 and 4.17 hereof, provided, however, that such Sections 3.10, 4.16 and 4.17 may otherwise be amended or deleted in accordance with the requirements of this
Section 9.2;

         (4) make any Note payable in money other than that stated in the Note;

         (5) make any change in Section 6.4 or 6.7 hereof or in this Section 9.2; or

         (6) waive a Default in the payment of principal of or interest or Liquidated Damages, if any, on, or redemption payment with respect to, any Note (other than a Default in the payment of an amount due as a result of an acceleration if the Holders of Notes rescind such acceleration pursuant to
Section 6.2).

9.3 Compliance with Trust Indenture Act.

         If at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

9.4 Relocation and Effect of Consents.

         Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. A supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder of Notes.

         The Issuers may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Issuers fix a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or (ii) such other date as the Issuers shall designate.

9.5 Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

9.6 Trustee to Sign Amendments, etc.

         The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article 9 if the amendment, supplemental indenture or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplemental indenture or waiver, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, supplemental indenture or waiver is authorized or permitted by this Indenture, that it is not inconsistent with this Indenture, and that it will be valid and binding upon the Issuers in accordance with its terms. Neither the Partnership nor Finance Corp. may sign an amendment, supplemental indenture or waiver until the Board of Directors of the General Partner on behalf of the Partnership (or the Partnership, if the Partnership is a corporation) or the Board of Directors of Finance Corp. approves it.

                    ARTICLE 10: MISCELLANEOUS MISCELLANEOUS

10.1 Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

10.2 Notices.

         Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' addresses:

         If to the Issuers:

         AmeriGas Partners, L.P.
         AP Eagle Finance Corp.
         P.O. Box 965
         Valley Forge, Pennsylvania 19482
         Attention:  President
         Telecopier No.:  (610) 992-3254

         or, in the case of couriers that can not deliver to post office boxes:

         460 North Gulph Road
         King of Prussia, Pennsylvania 19406
         Attention:  President

         If to the Trustee:

         First Union National Bank
         123 South Broad Street
         Philadelphia, Pennsylvania 19109
         Attn: Corporate Trust Administration
         Telecopier No.: (215) 670-6340

         The Issuers or the Trustee by notice to the others may designate additional or different addresses of subsequent notices or communications.

         All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder of Notes shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder of Notes or any defect in it shall not affect its sufficiency with respect to other Holders of Notes. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         If the Issuers mail a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

10.3 Communication by Holders with Other Holders.

         Holders of Notes may communicate pursuant to TIA Section 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

10.4 Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Partnership or Finance Corp. to the Trustee to take any action under this Indenture, the Partnership or Finance Corp. shall furnish to the Trustee:

         (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with;

provided, however, in the case of any such application or request as to which the furnishing of such certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

10.5 Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

         (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely upon an Officers' Certificate or a certificate of a public official.

10.6 Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Officer of the Issuers, may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuers stating that the information with respect to such factual matters is in the possession of the Issuers, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Issuers or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

10.7 Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

10.8 Legal Holidays.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York, in the city in which the Corporate Trust Office of the Trustee is located or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

10.9 No Recourse Against Others.

         (a) No director, officer, employee, agent, manager, partner, interest holder or stockholder of the Partnership or Finance Corp., as such, shall have any liability for any obligations of the Partnership or Finance Corp. under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.

         (b) The obligations of the Issuers under this Indenture and the Notes will be non-recourse to the General Partner and the Operating Partnership (and their respective affiliates (other than the Issuers)) and payable only out of the cash flow and assets of the Issuers. The Trustee agrees, and each Holder of a Note, by accepting a Note, will be deemed to have agreed in this Indenture that neither the General Partner nor its assets nor the Operating Partnership nor its assets (nor any of their respective affiliates (other than the Issuers) nor their respective assets) shall be liable for any of the obligations of the Issuers under this Indenture or the Notes. In addition, neither the Partnership nor the Holders of Notes will have any right to require the Operating Partnership to make distributions to the Partnership.

         (c) Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the federal securities laws.

10.10 Duplicate Originals.

         The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

10.11 Governing Law.

         This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

10.12 No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Partnership or Finance Corp. or their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

10.13 Successors.

         All agreements of the Partnership and Finance Corp. in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

10.14 Benefits of Indenture.

         Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

10.15 Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.16 Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

10.17 Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                         [signatures on following page]

                                   SIGNATURES

         IN WITNESS WHEREOF, the undersigned have caused this Indenture to be executed as of the date first above written.

                             AMERIGAS PARTNERS, L.P., by AmeriGas Propane, Inc., as General Partner


                               -------------------------------------------------
                               Name: Martha B. Lindsay
                               Title: Vice President and Chief Financial Officer

                             AP EAGLE FINANCE CORP.


                               -------------------------------------------------
                               Name: Martha B. Lindsay
                               Title: Vice President and Chief Financial Officer

                             FIRST UNION NATIONAL BANK


                               -------------------------------------------------
                               Name:
                               Title:

                                                                       EXHIBIT A

                                 [Face of Note]

                             AMERIGAS PARTNERS, L.P.
                             AP EAGLE FINANCE CORP.

                    8-7/8% SERIES [A/B] SENIOR NOTE DUE 2011

                                                  No.     $_____________________
                                                          CUSIP NO. ____________

         AmeriGas Partners, L.P., a Delaware limited partnership, and AP Eagle Finance Corp., a Delaware corporation, jointly and severally, promise to pay to __________________________ or registered assigns the principal sum of
____________________ Dollars on ____________, 2011

         Interest Payment Dates: May 20 and November 20

         Record Dates: May 5 and November 5

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:

                                                     AMERIGAS PARTNERS, L.P.
                                                     By: AMERIGAS PROPANE, INC.,
                                                         its General Partner

                          [Seal]                         By:____________________



                                                         By:____________________

Certificate of Authentication:                       AP EAGLE FINANCE CORP.

First Union National Bank, as Trustee, certifies
that this is one of the Global Notes referred to         By:____________________
in the within-mentioned Indenture.


                                  Exhibit A-1

By____________________________                       By:________________________
  Authorized Signature

         Additional provisions of this Note are set forth on the other side of this Note.


                                  Exhibit A-2

         [Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Depository Trust Company shall act as the Depositary until a successor shall be appointed by the Issuers and the Registrar. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](1)

         [THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO AMERIGAS PARTNERS, L.P., AP EAGLE FINANCE CORP. OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO AMERIGAS PARTNERS, L.P. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE

----------
(1) This paragraph should be included only if the Note is issued in global form.


                                  Exhibit A-3

         SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO AMERIGAS PARTNERS, L.P.) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.](2)

----------
(2) This legend should only be included on Series A Notes.


                                  Exhibit A-4

                                [Reverse of Note]

                             AMERIGAS PARTNERS, L.P.
                             AP EAGLE FINANCE CORP.

                    8-7/8% SERIES [A/B] SENIOR NOTE DUE 2011

         1. Interest. AmeriGas Partners, L.P., a Delaware limited partnership (the "Partnership"), and AP Eagle Finance Corp., a Delaware corporation ("Finance Corp." and, together with the Partnership, the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Note at 8-7/8% per annum from August 21, 2001 until maturity and to pay Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Liquidated Damages, if any, semiannually on May 20 and November 20 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from August 21, 2001; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 20, 2001. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the interest rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, except as provided in Section
2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, interest and Liquidated Damages, if any, at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available/same day funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.


                                   Exhibit A-5

         4. Indenture. The Issuers issued the Notes under an Indenture, dated August 21, 2001 (the "Indenture"), among the Issuers and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbb) as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured senior general obligations of the Issuers. Subject to compliance with Section 4.8 and the other terms of the Indenture, the Issuers are permitted to issue more notes after the Issue Date under the Indenture in an unlimited amount (the "Additional Notes"). The Additional Notes subsequently issued under the Indenture shall be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

         5. Optional Redemption. The Notes are not redeemable prior to May 20, 2006. Thereafter, the Notes will be subject to redemption at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on May 20 of the years indicated below:

           YEAR                                                      PERCENTAGE
           ----                                                      ----------
           2006...............................................       104.438%
           2007...............................................       102.958%
           2008...............................................       101.479%
           2009 and thereafter................................       100.000%

         In the event that, on or prior to May 20, 2004, the Partnership consummates a public offering of its Capital Stock (other than Redeemable Capital Stock), then within 90 days of the consummation of such public offering the Partnership, at its option, may use the net proceeds of such public offering to redeem Notes at 108.875% of the principal amount thereof, plus accrued and unpaid interest to the applicable redemption date and Liquidated Damages, if any; provided, however, that at least 67% of the Notes originally issued, together with any Additional Notes, shall be outstanding immediately after such redemption. Only one redemption may be made pursuant to the provision described in this paragraph.

         6. Special Mandatory Redemption. If the Acquisition has not been consummated prior to the Special Mandatory Redemption Event, then the Issuers shall redeem or cause to be redeemed, all outstanding Notes within 15 days following the Special Mandatory Redemption Event, at a redemption price equal to 101% of the principal thereof, plus accrued and unpaid interest to the redemption date.

         7. Notice of Redemption. Other than in connection with a Special Mandatory Redemption, notice of redemption will be mailed to the Holder's registered address at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be


                                  Exhibit A-6
redeemed. If less than all Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in multiples of $1,000. Notes in denominations larger than $1,000 may be redeemed in part. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption (unless the Issuers shall default in the payment of the redemption price or accrued interest).

         Upon the occurrence of a Special Mandatory Redemption, the Issuers shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder, with a copy to the Trustee and Paying Agent; provided that failure to provide timely notice of a Special Mandatory Redemption to the Holders, Trustee or the Paying Agent shall not affect the Issuers' obligation to effect a Special Mandatory Redemption, or the amount of the Issuers' obligation on the Notes.

         8. Change of Control. In the event of a Change of Control of the Partnership, the Issuers shall be required to make an offer to purchase all or any portion of each Holder's Notes, at 101% of the principal amount thereof, plus accrued interest to the Change of Control Payment Date.

         9. Asset Sale Offer. In the event of certain Asset Sales, the Issuers may be required to make an Asset Sale Offer to purchase all or any portion of each Holder's Notes, at 100% of the principal amount of the Notes plus accrued interest to the Purchase Date.

         10. Restrictive Covenants. The Indenture imposes certain limitations on, among other things, the ability of the Partnership and Finance to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of their respective properties or assets, the ability of the Partnership or its Restricted Subsidiaries to dispose of certain assets, to pay dividends and make certain other distributions and payments, to make certain investments or redeem, retire, repurchase or acquire for value shares of Capital Stock, to incur additional Indebtedness or incur encumbrances against certain property and to enter into certain transactions with Affiliates, all subject to certain limitations described in the Indenture.

         11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption. Also, it need not transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

         12. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes and neither the Issuers, the Trustee nor any Agent shall be affected by notice to the contrary.

         13. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent will pay the money back to the Issuers at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.


                                  Exhibit A-7

         14. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Notes. Without the consent of any Holder, the Issuers may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or to provide for uncertificated Notes in addition to certificated Notes or to make any change that does not adversely affect the rights of any Holder.

         15. Defaults and Remedies. An event of default generally is: default by the Issuers for 30 days in payment of interest on the Notes; default by the Issuers in payment of principal of or premium, if any, on the Notes; default by the Issuers in the deposit of any optional redemption payment when due and payable; defaults resulting in acceleration prior to maturity of certain other Indebtedness or resulting from payment defaults under certain other Indebtedness; failure by the Issuers for 45 days after notice to comply with any of its other agreements in the Indenture; certain final judgments against the Issuers; and certain events of bankruptcy or insolvency. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to either of the Issuers or their Significant Subsidiaries, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Issuers must furnish an annual compliance certificate to the Trustee.

         16. Trustee Dealings with Issuers. First Union National Bank, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

         17. No Recourse Against Others. A director, officer, employee, agent, manager, interest holder or stockholder, as such, of the Issuers, shall not have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

         The obligations of the Issuers under the Indenture and the Notes will be non-recourse to the General Partner and the Operating Partnership (and their respective Affiliates (other than the Issuers)), and payable only out of the cash flow and assets of the Issuers. The Trustee has, and each Holder of a Note, by accepting a Note will be deemed to have, agreed in the Indenture that neither the General Partner nor its assets nor the Operating Partnership nor its assets (nor any of their

                                   Exhibit A-8
respective affiliates (other than the Issuers)) nor their respective assets, shall be liable for any of the obligations of the Issuers under the Indenture or the Notes. In addition, neither the Partnership nor the Holders of Notes will have any right to require the Operating Partnership to make distributions to the Partnership.

         18. Authentication. This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

         19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

         20. Additional Rights of Holders of Transfer Restricted Notes. In addition to the rights provided by Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of the Issue Date (the "Registration Rights Agreement"), among the Issuers and the Initial Purchasers.

         21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Securities Identification Procedures, the Issuers will cause CUSIP numbers to be printed on the Notes as a convenience to Holder of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture or Registration Rights Agreement. Requests may be made to: AmeriGas Partners, L.P., 460 North Gulph Road, King of Prussia, Pennsylvania 19406, Attention: Secretary.


                                   Exhibit A-9

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:
_________________________________________________________
  (Insert assignee's social security or tax I.D. no.)



_________________________________________________________


_________________________________________________________


_________________________________________________________


_________________________________________________________
  (Print or type assignee's name, address and zip code)

and irrevocably appoint_____________________________________ as agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.





Your Signature:____________________________________________________________
       (Sign exactly as your name appears on the other side of this Note)

Date: _________________


Signature Guarantee:__________________________________________


                                  Exhibit A-10

                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.16 or Section 4.17 of the Indenture, check the appropriate box:

         Section 4.16  [   ]   Section 4.17  [   ]

         If you want to have only part of this Note purchased by the Issuers pursuant to Section 4.16 or Section 4.17 of the Indenture, state the amount (in integral multiples of $1,000):

$


Date:                            Signature:
      ----------------                     -------------------------------------
                                 (Sign exactly as your name appears on the other side of this Note)



Signature Guarantee:
                    -------------------------------------------------


                                  Exhibit A-11

                   SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE(*)

The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                            Principal Amount of           Signature of
                     Amount of decrease in      Amount of increase in        this Global Note          authorized officer
                     Principal Amount of         Principal Amount of          following such           of Trustee or Note
Date of Exchange      this Global Note            this Global Note         decrease (or increase)          Custodian
----------------      ----------------            ----------------         ----------------------          ---------





----------
(*) This should be included only if the Note is issued in global form.


                                  Exhibit A-12

                                                                       EXHIBIT B

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES

Re: 8-7/8% Series A Senior Notes due 2011 of AmeriGas Partners, L.P. and AP Eagle Finance Corp.

         This Certificate relates to $_____ principal amount of Notes held in * _______ book-entry or * ______ definitive form by _________________ (the
"Transferor").

The Transferor *:

- has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

- has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

         In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relative to the above captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

- Such Note is being acquired for the Transferor's own account without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

- Such Note is being transferred (i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in reliance on Rule 144A or (ii) pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and in the case of clause (ii), based on an opinion of counsel if the Issuers so request and together with a certification in substantially the form of Exhibit D to the Indenture).

- Such Note is being transferred (i) in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if the Issuers so request) or (ii) pursuant to an effective registration statement under the Securities Act.

- Such Note is being transferred to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Issuers so request) together with a certification in substantially the form of Exhibit C to the Indenture.

- Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Issuers so request).


----------
* Check applicable box.


                                   Exhibit B-1

                           -----------------------------------------------------
                           [INSERT NAME OF TRANSFEROR]



                           By:
                               -------------------------------------------------
                            Name:
                            Title:
                            Address:


Date:
     ----------------- ---, -----


                                   Exhibit B-2

                                                                       EXHIBIT C

         FORM OF CERTIFICATE TO BE DELIVERED BY ACCREDITED INSTITUTIONS

                                                        _____________ ___, _____

_______________________________, as Registrar
Attention:  Corporate Trust Department

Ladies and Gentlemen:

         We are delivering this letter in connection with an offering of 8-7/8% Senior Notes due 2011 (the "Notes") of AmeriGas Partners, L.P., a Delaware limited partnership (the "Partnership"), and AP Eagle Finance Corp., a Delaware corporation (together with the Partnership, the "Issuers"), all as described in the Offering Memorandum relating to the Offering.

         We hereby confirm that:

         we are an "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor"), or an entity in which all of the equity owners are Institutional Accredited Investors;

                  (i) any purchase of Notes will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion;

                  (ii) in the event that we purchase any Notes, we will acquire such securities having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

                  (iii) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes and we and any accounts for which we are acting are able to bear the economic risks of our or their investment;

                  (iv) we are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

                  (v) we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuers and receive answers thereto, as we deem necessary in connection with out decision to purchase Notes.

         We understand that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that such Notes may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under


                                   Exhibit C-1
the Securities Act or in accordance with another exemption from the registration requirements of the Securities Act (and, unless such transfer occurs in a transaction meeting the requirements of Rule 144A, based upon an opinion of counsel if the Issuers so request), (ii) to the Issuers or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the Registrar will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Partnership that the foregoing restrictions on transfer have been complied with. We further understand that the Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein.

         We acknowledge that Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., the Issuers and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.


                                   Exhibit C-2

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                     Very truly yours,


                                     -------------------------------------------
                                     [Name]


                                     By:
                                        ----------------------------------------
                                      Name:
                                      Title:
                                      Address:



                                   Exhibit C-3

                                                                       EXHIBIT D

                FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                     WITH TRANSFERS PURSUANT TO REGULATION S


                                                               __________, _____

_______________________________, as Registrar
Attention:  Corporate Trust Department

Ladies and Gentlemen:

         In connection with our proposed sale of certain 8-7/8% Series A Senior Notes due 2011 (the "Notes") of AmeriGas Partners, L.P., a Delaware limited partnership (the "Partnership"), and AP Eagle Finance Corp., a Delaware corporation (together with the Partnership, the "Issuers"), we represent that:

1.       the offer of the Notes was not made to a person in the United States;

2. at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

3. no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

4. the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

         You and the Issuers are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                     Very truly yours,



                                     -------------------------------------------
                                      [Name of Transferor]



                                     By:
                                        ----------------------------------------
                                      Name:
                                      Title:
                                      Address:


                                   Exhibit D-1